Exhibit 4.2
COLLECTIVE BRANDS PERFORMANCE + LIFESTYLE GROUP
EMPLOYEE SAVINGS & INVESTMENT PLAN
Amended and Restated
Effective as of October 1, 2011

RESTATEMENT OF THE
COLLECTIVE BRANDS PERFORMANCE + LIFESTYLE GROUP
EMPLOYEE SAVINGS & INVESTMENT PLAN
          WHEREAS, The Stride Rite Corporation (“Plan Sponsor”) previously adopted the Collective Brands Performance + Lifestyle Group Employee Savings & Investment Plan (“Plan”); and
          WHEREAS, the Plan Sponsor retained the right to amend the Plan pursuant to Section 8.01 thereof; and
          WHEREAS, the Plan Sponsor desires to amend the Plan to add a company stock fund as an investment option, to permit the Plan Sponsor to limit the future tax deferred contributions a participant may invest in the company stock fund, and to clarify certain other provisions, effective as of the dates indicated herein; and
          WHEREAS, the Plan Sponsor desires to amend the Plan in its entirety effective October 1, 2011;
          NOW, THEREFORE, effective October 1, 2011, except as otherwise provided, the Plan is amended in its entirety to read as follows:

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COLLECTIVE BRANDS PERFORMANCE + LIFESTYLE GROUP
EMPLOYEE SAVINGS & INVESTMENT PLAN
Amended and Restated as of October 1, 2011
ARTICLE I — THE PLAN
     1.01. Creation of the Plan. There has been hereby established a profit-sharing plan known as the “COLLECTIVE BRANDS PERFORMANCE + LIFESTYLE GROUP EMPLOYEE SAVINGS & INVESTMENT PLAN” (the “Plan”).
     The Plan is amended and restated to add a company stock fund as an investment option, to permit the Company to limit the future tax deferred contributions a participant may invest in the company stock fund, and to clarify certain other provisions.
     1.02. Interpretation of Plan and Trust. The Plan and Trust are established for the exclusive benefit of the Eligible Employees and their Beneficiaries. So far as possible, this Agreement shall be interpreted in a manner consistent with this intent and with the intent of the Company that the Trust established hereunder shall continue to be a profit sharing plan and to satisfy those provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and of the Internal Revenue Code of 1986 (the “Code”) relating to exempt employees’ trusts, as either of them may from time to time be amended. Except as otherwise provided in Section 4.05 hereof, under no circumstances shall any property, whether corpus or income of the Trust hereunder, or any funds contributed to the Trust, ever revert to or be used or enjoyed by the Company or be used for any purpose other than for the exclusive benefit of the Eligible Employees or their Beneficiaries.
     1.03. Purposes of the Plan. The primary purpose of the Plan is to provide Eligible Employees with an opportunity to accumulate savings by means of salary adjustment arrangements and to assist them in obtaining additional security for their retirement. In order to encourage Eligible Employees to save through salary adjustment, the Company will make a contribution to the Plan which is designed primarily to provide additional funds to be available to the Employee upon retirement, death, or total and permanent disability. Although the primary purpose of the Plan is to provide a means for long-range savings, in certain circumstances the Plan permits withdrawals of contributions during employment.
     1.04. Effective Dates. The effective date of the Plan as restated in its entirety herein is October 1, 2011, except as otherwise expressly provided herein (the “Effective Date”).
     The provisions of this restated Plan shall apply to Participants of the Plan who are credited with at least one (1) Hour of Service on or after the Effective Date. Except as otherwise expressly provided herein, the rights of Participants who are not credited with any Hours of Service on or after the Effective Date shall be governed by the provisions of the Plan as in effect prior to the Effective Date.
     1.05. Transfers to Savings Plan II. Any Accounts maintained for an individual who was a Participant in the Plan prior to January 1, 1995 and who as of January 1, 1995, became covered under The Stride Rite Corporation Employee Savings and Investment Plan II, formerly The Stride Rite Corporation Retail Employee Savings and Investment Plan (the “Savings Plan II”), were transferred to the Savings Plan II in June, 2000. As a result of such transfer, the rights of any individual who was a Participant in the Plan prior to January 1, 1995 but who became a participant in the Savings Plan II commencing January 1, 1995 shall be governed by the provisions of the Savings Plan II.
     1.06. Transfers from Savings Plan II. Effective as of January 1, 2007, or as soon as practicable thereafter, all assets in The Stride Rite Corporation Employee Savings and Investment Plan II (‘Plan II’) shall be transferred to and merged with this Plan and all participants in Plan II on December 31, 2006 shall be automatically enrolled in this Plan on January 1, 2007. As a result of such transfer, the rights of all participants in Plan II shall henceforth be governed by the provisions of this Plan. All references to “Former Saucony Employees” in Exhibit A to the Plan shall be read to include participants in Plan II who were formerly participants in the Saucony, Inc. 401(k) Plan. All accounts transferred from Plan II shall be maintained in accounts of the same type in this Plan.

ARTICLE II — DEFINITIONS
     Whenever used in this Agreement, unless the context clearly indicates otherwise, the following words shall have the following meanings:
     2.01. “Account” means each of the bookkeeping accounts maintained to reflect a Participant’s interest under the Plan and his share of the Trust. A Participant may have several Accounts to reflect his interest attributable to various types of contributions under the Plan as more fully described in Section 5.01.
     2.02. “Affiliated Company” means a corporation which, together with the Company, is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company, (c) a corporation, partnership, or other entity which, together with the Company, is a member of an affiliated service group (as defined in Section 414(m) of the Code), or (d) any entity required to be aggregated with the Company under Section 414(o) of the Code. For purposes of determining whether an Employee has met the eligibility requirements of Section 3.01, all periods of employment with the Company and with an Affiliated Company shall be recognized.
     2.03. “After-Tax Contributions” means the contributions made by a Participant pursuant to Section 4.02.
     2.04. “Agreement” means this Agreement, as amended from time to time.
     2.05. “Anniversary Date” means December 31 in each year.
     2.06. “Beneficiary” means the person or persons designated by a Participant, pursuant to the provisions of Section 7.04 of this Agreement, to receive distribution of such Participant’s share upon his death, and includes a co-beneficiary or a contingent beneficiary. The term

     “Beneficiary” also includes a Participant’s surviving spouse if such spouse is deemed to be such Participant’s Beneficiary pursuant to Section 7.04.
     2.07. “Board of Directors” means the board of directors of the Company in office from time to time.
     2.08. “Committee” means the administrative committee constituted under Article IX of this Agreement in office from time to time.
     2.09. “Company” means The Stride Rite Corporation, and also means any successor to all or a major portion of its business which adopts this Plan pursuant to Section 11.05.
     2.10. “Compensation” for any Employee for any period means base salary, commissions, bonuses, unused accrued sick leave pay, vacation leave pay or payment for other leave, which a terminating employee would have been able to use if his or her employment had continued, short-term disability payments paid directly by the Company, overtime paid by the Company to the Employee during the period, and amounts which would have been paid to an Employee as Compensation but for an election by such Employee under Sections 125, 132(f)(4) or 401(k) of the Code; provided, however that “Compensation” shall not include moving allowances, expense reimbursement, payments under any sick leave or disability plan sponsored by the Company under which payments are not made directly by the Company, payments from or contributions to any other benefits program sponsored by the Company, extra compensation of any other nature, payments made by the Company to an Employee that do not constitute income from within the United States for purposes of the Code, or pay paid after an individual’s termination of employment unless the pay is paid within 2 1/2 months after termination of employment, subject to the following provisions of this Section. Notwithstanding the preceding sentence, to the extent that the following amounts are otherwise included in the definition of

Compensation and are paid no later than the later of the date which is 2 1/2 months after termination of employment or the end of the Plan Year that includes the date of termination of employment, such amounts paid after an Employee’s termination of employment shall be deemed Compensation: regular pay, including compensation for services during regular working hours, overtime, shift differential, commissions, bonuses or other similar payments, and payment for unused accrued sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. The exclusions described in this Section 2.10 with respect to post-employment payments shall not apply to payments to an individual who does not currently perform services for the Company by reason of qualified military service under Code Section 414(u)(1), to the extent such payments do not exceed the compensation such individual would have received from the Company if he or she had continued to perform services for the Company.
     Compensation in excess of $245,000 shall be disregarded, although such amount shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).
     2.11. “Eligible Employee” means any Employee other than an Employee covered by a collective bargaining agreement as to which retirement benefits have been a subject of good faith bargaining, unless the collective bargaining agreement specifically provides for participation in this Plan. An individual will not be an Eligible Employee with respect to service performed while he is classified on the Company’s records as being in a category of employment that disqualifies him or her from being an “Eligible Employee”, as described above in this Section 2.11, even if that classification is later retroactively changed.
     2.12. “Employee” means any person who is classified by the Company as being employed by the Company as a common law employee at the time such individual’s services are rendered to the Company, has Federal income tax withheld by the Company and receives a Form W-2 from the Company.
     2.13. “Entry Date” means the first day of each calendar month.
     2.14. “Highly Compensated Employee” means (i) any Employee who was, at any time in the preceding year or the current year, a five percent (5%) owner, as defined in Code Section 416(i)(1), or (ii) any Employee who, in the preceding year received compensation (as defined in Section 6.05) from the Company in excess of $110,000 (as adjusted pursuant to Section 415(d) of the Code). The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.
     2.15. “Hour of Service” means:
          (a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of duties. These hours shall be credited to the Employee for the Plan Year(s) in which the duties are performed; and
          (b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or other similar reason. These hours shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference;
          (c) Each hour for which an Employee would have been credited with an Hour of Service but for a Maternity/Paternity Leave of Absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period. Such Hours shall be credited in the Plan Year during which such absence begins if such credit is necessary to avoid a One-Year Break in Service for such year; otherwise, such Hours shall be credited in the immediately following Plan Year;
          (d) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or an Affiliated Company. The same hours shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (d). These hours shall be credited to the Employee for the Plan Year(s) to which the award or agreement pertains rather than the Plan Year in which the award, agreement, or payment is made; and
          (e) Each hour credited pursuant to Section 3.05.
     2.16. “Investment Fund” or “Investment Funds” means one or more of the funds established by the Committee for the investment of Plan assets, as more fully described in Section 5.08. Effective October 1, 2011, unless and until the Plan is amended accordingly, the Plan shall provide a Collective Brands Common Stock Fund as an investment option.
     2.17. “Matching Contributions” means the contributions made by the Company pursuant to Section 4.03.
     2.18. “Maternity/Paternity Leave of Absence” means a period of absence from the Company or an Affiliated Company that begins on or after January 1, 1985 for any of the following reasons:
          (a) the Employee’s pregnancy;
          (b) birth of the Employee’s child;

          (c) placement of a child with the Employee in connection with the adoption of such child by the Employee; or
          (d) the caring for such child for a period beginning immediately following such birth or placement;
provided, however, that in order for an Employee’s absence to qualify as a Maternity/Paternity Leave of Absence, the Committee may require the Employee to furnish such information (in such form and at such time as it may reasonably require) establishing that the absence from work is an absence described hereunder.
     2.19. “Normal Retirement Age” means age sixty-five.
     2.20. “One-Year Break in Service” means a Plan Year in which an Employee has not completed more than 500 Hours of Service.
     2.21. “Participant” means an Employee who participates in the Plan in accordance with Article III of the Plan.
     2.22. “Plan” means the “COLLECTIVE BRANDS PERFORMANCE + LIFESTYLE GROUP EMPLOYEE SAVINGS & INVESTMENT PLAN” as set forth herein, together with any and all amendments hereto.
     2.23. “Plan Sponsor” means The Stride Rite Corporation.
     2.24. “Plan Year” means the calendar year.
     2.25. “Salary Reduction/Deduction Agreement” means the agreement entered into between the Company and an Employee pursuant to the provisions of Section 3.04.
     2.26. “Tax Deferred Contributions” means the contributions made by the Company pursuant to Section 4.01 of the Plan in consideration of a Participant’s agreement to reduce his salary by a comparable amount pursuant to a Salary Reduction/Deduction Agreement.

     2.27. “Total Compensation” means, in the case of each Employee and for each Plan Year, all compensation received by the Employee from the Company during the Plan Year, including base pay, bonuses and overtime pay, plus any amounts that would have been received by the Employee as Total Compensation during the Plan Year but for an election under Sections 125, 132(f)(4) or 401(k) of the Code; provided, however, that “Total Compensation” does not include any contributions under this Plan or any other employee benefit plan, fund, program or arrangement, whether now or hereafter established, any moving or other expense reimbursements, imputed compensation, or property received by the Employee. In no event shall an Employee’s Total Compensation for any Plan Year beginning after December 31, 2010, exceed, for purposes of this Plan, $245,000 (subject to cost-of-living adjustments made by the Secretary of Treasury or his delegate under Section 401(a)(17)(B) of the Code).
     2.28. “Trust” means the sum of the assets held in the trusts established pursuant to the Plan plus all contributions made hereunder and held by the Trustee in a trust or trusts created pursuant hereto, increased by any gains, profits, or income thereon and decreased by any losses thereon, by any expenses properly incurred in the administration of the Plan and Trust, and by any payments made thereon under the Plan.
     2.29. “Trust Agreement” means each agreement entered into by the Company and one or more Trustees to govern the Trust, as the same may be amended from time to time.
     2.30. “Trustee” means one or more individuals or banks, trust companies or other financial institutions who are designated to hold and manage the Trust or any parties thereof.
     2.31. “Valuation Date” means each date that the New York Stock Exchange is open, or such other date or dates as the Committee may designate in its own discretion.

     2.32. “Year of Eligibility Service” means (i) the twelve-consecutive-month period beginning on the Employee’s employment commencement date but only if such Employee is credited with 1,000 or more Hours of Service during such period, or (ii) if the Employee is not credited with 1,000 or more Hours of Service in the period described in (i), each Plan Year commencing after his employment commencement date during which he has completed 1,000 or more Hours of Service.
     2.33. “Year of Vesting Service” for any Employee means each Plan Year during which the Employee has completed 1,000 or more Hours of Service.

ARTICLE III — PARTICIPATION
     3.01. Eligibility for Participation. Each Eligible Employee who was a Participant on September 30, 2011 shall continue to be a Participant on October 1, 2011. Each other Employee, including each future Employee, shall be eligible to become a Participant on the Entry Date coincident with or next following the latest of (i) his attainment of age 21 and his completion of six consecutive months of employment with the Company and (ii) the date he becomes an Eligible Employee. Notwithstanding the preceding, effective January 1, 2011, an individual who has completed 1,000 or more Hours of Service as of the end of a twelve-consecutive-month period that begins on his or her employment commencement date or reemployment commencement date, if applicable (or any annual anniversary thereof) shall be deemed to have satisfied as of the end of such period the service required under this Section for eligibility to become a Participant.
     Notwithstanding any other provisions of the Plan, any individual who is providing services to the Company in the capacity of, or who is designated by the Company as an independent contractor, and who is subsequently reclassified as an Employee by court or similar action (whether retroactively or prospectively), shall not be eligible to participate in the Plan, and shall be treated as a member of an excluded class. No such excluded individual shall have any claim for benefits under the Plan for any period during which he or she is excluded from participation.
     3.02. Determination of Eligibility by Committee. The determination of an Employee’s eligibility for participation under the Plan shall be made by the Committee from the Company’s records, and the Committee’s decisions on these matters shall be conclusive and binding upon all persons.

     3.03. Duration of Eligibility. A Participant shall continue as an active Participant until the earlier of (i) his termination of employment with the Company and (ii) the date he ceases to be an Eligible Employee, and shall cease to be an active Participant entitled to share in contributions hereunder upon such date. To the extent a former Participant’s Accounts have not been fully distributed, such former Participant shall be treated as a Participant for purposes of applying the provisions of the Plan to such Accounts. A former Participant shall be eligible to become an active Participant under the Plan on the Entry Date coincident with or next following the date he again becomes an Eligible Employee.
     3.04. Salary Reduction/Deduction Agreement. Each Eligible Employee who has satisfied the eligibility requirements of Section 3.01 and who is not an active Participant may elect to become a Participant by entering into a Salary Reduction/Deduction Agreement with the Company. In accordance with procedures established by the Committee, a Salary Reduction/Deduction Agreement may be entered into, suspended, changed or resumed in writing, through a voice response system, by electronic means, or through any other procedures prescribed by the Committee. The terms of any such Salary Reduction/Deduction Agreement shall:
          (a) provide that such Participant agrees either (i) to accept a pre-tax reduction in cash Compensation from the Company, in an amount equal to any whole number percentage of his Compensation from one percent (1%) to eighteen percent (18%) of his Compensation, in consideration of the Company’s agreement to contribute such amount into the Trust on his behalf and/or (ii) to have a portion of his cash Compensation deducted by the Company on an after-tax basis in an amount equal to any whole number percentage of his Compensation from two percent (2%) to six percent (6%) of his Compensation; provided, the sum of the salary reduction and deduction percentages shall not exceed twenty percent (20%); and provided further, that the amount of pre-tax reduction under this Plan and all other plans maintained by the Company shall not exceed $16,500 (as adjusted under Section 402(g) of the Code or such greater dollar amount as may be established by the Secretary of the Treasury under Section 402(g) of the Code) in any calendar year;
          (b) specify the percentage of such Participant’s Compensation reduced and to be paid by the Company on a pre-tax basis and/or to be deducted and to be paid by the Company on an after-tax basis on such Participant’s behalf into the Trust;
          (c) specify the portion of such Participant’s salary reduction and/or deduction to be allocated among the Investment Funds in accordance with Section 5.08;
          (d) designate a Beneficiary or Beneficiaries to receive any payment or distribution which may be due upon such Participant’s death in accordance with Section 7.04; and
          (e) set forth such other or additional information as, in the opinion of the Committee, is desirable or necessary in the operation of the Plan.
     Each Participant who enters into a Salary Reduction/Deduction Agreement may elect to change the percentage rate of his salary reduction or deduction effective only as of any Entry Date, and each Participant may elect to completely suspend his salary reduction or deduction only as of the first day of any regular pay period. Each such change or suspension shall be filed with the Committee, in writing, through a voice response system, by electronic means or through any other procedure prescribed by the Committee, at least fifteen (15) days (or such shorter period as the Committee allows) prior thereto. No change in the percentage of a Participant’s salary reduction or deduction shall be made at any other time by the Participant and the salary reduction or deduction percentage in force at any time shall continue in force unless and until changed in accordance with the provisions of the preceding sentences.
     The participation of a former active Participant or an Eligible Employee who has satisfied the eligibility requirements of Section 3.01 shall commence on the first Entry Date which is not less than thirty (30) days (or such shorter period as the Committee allows) after the completion of such Salary Reduction/Deduction Agreement. In the case of an Eligible Employee becoming eligible for participation for the first time or upon reemployment by the Company, (i) the Committee shall notify such Eligible Employee of his eligibility in advance of the Entry Date on which such Eligible Employee is first eligible and forward to such Employee a Salary Reduction/Deduction Agreement, and (ii) such Eligible Employee shall become a Participant on such Entry Date if such Eligible Employee enters into said agreement with the Company at least thirty (30) days (or such shorter period as the Committee allows) prior to such Entry Date. In all cases, the initiative for applying for participation rests with the individual Eligible Employee.
     3.05. Military and Unpaid Leaves of Absence. Except as otherwise specifically provided, an Employee who leaves the Company to enter the armed services of the United States of America and who returns to its employ under conditions which entitle such Employee to reemployment under applicable Federal laws, or an Employee who, with the approval of the Company and without pay, is absent from work on account of sickness, temporary disability, temporary layoff, jury duty, vacation, or for any other similar reason shall be credited by the Committee with the number of Hours of Service obtained by multiplying the number of hours in such Employee’s regular work week immediately prior to the date such absence began by the duration (in weeks) of the absence (or on such basis as is required by Federal law in connection with service in the armed forces). For purposes of granting leaves of absence and determining the number of credited hours, Employees in similar circumstances shall be treated alike in accordance with the standards set forth by the Company and in this Plan. Nothing herein contained shall restrain the Company’s right to terminate the employment of any Employee, whether or not during a leave of absence. If any Employee shall fail to return from any such absence as required by the Company in accordance with the Plan and applicable Federal law regarding service in the armed forces, such Employee shall retroactively lose all credit for those Hours of Service previously credited to such Employee under this Section 3.05, and his employment shall be deemed terminated as of the commencement of his absence unless the Company shall determine that his employment is terminated as of a later date, except to the extent prohibited under Federal law.

ARTICLE IV — CONTRIBUTIONS UNDER THE PLAN
     4.01. Tax Deferred Contributions. For each pay period, the Company shall contribute to the Trust on behalf of each Participant who has entered into a Salary Reduction/Deduction Agreement the amount, if any, which has been specified as a pre-tax contribution in said Salary Reduction/Deduction Agreement. Notwithstanding anything elsewhere herein to the contrary, Tax Deferred Contributions shall be subject to the limitations described in Article VI of the Plan.
     4.02. After-Tax Contributions. Except as otherwise provided herein, each Participant may, but shall not be required to, contribute to the Trust such amount or amounts in cash as he may choose, subject to the limitations in Sections 3.04 and 6.04. The Participant’s After-Tax Contributions, if any, under this Section 4.02 shall be payable in cash to the Company at such time or times and in such manner as the Company shall determine. Contributions to the Plan pursuant to this Section 4.02 are not intended to be deductible for Federal income tax purposes.
     4.03. Matching Contributions. Effective April 1, 2009, or as soon thereafter as administratively feasible, the Company shall contribute to the Trust under the Plan for each Participant who makes Tax Deferred Contributions an amount equal to one hundred percent (100%) of the amount of the first 3% of a Participant’s Tax Deferred Contributions and fifty percent (50%) of the next 3% of a Participant’s Tax Deferred Contributions. Matching Contributions shall be made on a regular basis during the Plan Year.
     4.04. Payment of Contributions.
          (a) The Tax Deferred Contributions made by the Company on behalf of each Participant, and the After-Tax Contributions made by each Participant, with respect to each month shall be paid into the Trust by the Company as soon as possible, but in no event later than the fifteenth (15th) business day of the month following such month or such later date permitted by law and deposited in the Investment Funds in the proportions designated by the election of such Participant under Section 5.08 of the Plan.
          (b) The Matching Contributions made by the Company on behalf of each Participant with respect to each calendar month shall be made within the time required by law in order for the Company to obtain a deduction of the amount of such payment for Federal income tax purposes for such Plan Year (including extensions thereof), as determined under the applicable provisions of the Code and deposited in the Investment Funds in the proportions designated by the election of such Participant under Section 5.08 of the Plan.
     4.05. Reversion of Certain Contributions Made by the Company. All Tax Deferred and Matching Contributions made pursuant to Sections 4.01 and 4.03 shall be made upon the condition that such contributions are fully deductible for Federal income tax purposes. In the event that any such deduction is disallowed in whole or in part, then the Company may direct the Trustee to return the full amount attributable to such contributions (to the extent disallowed) to the Company at any time within the twelve-month period commencing on the date of disallowance. In the event that the Company shall make Tax Deferred and Matching Contributions pursuant to Sections 4.01 or 4.03 on the basis of a mistake of fact, the Company may direct the Trustee to return the full amount attributable to such contributions to the Company at any time within the twelve-month period commencing on the date of contribution.
     4.06. Rollover Contributions.
          (a) Any Eligible Employee may make a Rollover Contribution of all or any part of a distribution (including spousal death benefits) from (i) a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions, (ii) an annuity contract described in Section 403(b) of the Code, including after-tax employee contributions, (iii)

an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, including any after-tax contributions, or (iv) an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled-over and would otherwise be includible in gross income.
          (b) Contributions and transfers under this Section 4.06 shall be paid to the Trustee in cash and shall be credited to a separate book account maintained for such individual under the Plan, which account shall be known as his “Rollover Account.” An Eligible Employee’s Rollover Account shall be nonforfeitable at all times.
          (c) Contributions made by an Eligible Employee pursuant to this Section 4.06 shall be disregarded in applying the limitations set forth in Article VI.
          (d) After the receipt of any Rollover Contribution made by an Eligible Employee and after the Account balances of the Participants have been adjusted as provided in Section 5.06, the Committee shall credit such Rollover Contribution to such Eligible Employee’s Rollover Account as of the Valuation Date coincident with or next following the receipt of such Rollover Contribution.
          (e) Any Eligible Employee for whom a Rollover Account is established under the Plan will be deemed to be a Participant for purposes of applying the Plan to such Rollover Account, and shall not otherwise be eligible to become a Participant unless and until he has satisfied the requirements of Article III.
     4.07. Catch-Up Contributions. All Participants who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

ARTICLE V — PARTICIPANT’S ACCOUNTS; ALLOCATION OF ASSETS AND
CONTRIBUTIONS; PARTICIPANTS’ INVESTMENT ELECTIONS
     5.01. Participants’ Accounts. The Committee shall maintain the following Accounts for each Participant under the Plan: (a) a Tax Deferred Account to which Tax Deferred Contributions made by the Company for the benefit of such Participant shall be credited; (b) a Company Account to which Matching Contributions contributed with respect to Plan Years beginning before January 1, 2007 for the benefit of such Participant shall be credited; (c) a Company Account II to which Matching Contributions contributed with respect to Plan Years beginning on or after January 1, 2007 shall be credited; (d) a Voluntary Account to which After-Tax Contributions made by such Participant shall be credited; and (e) a Rollover Account to which Rollover Contributions made by an Eligible Employee pursuant to Section 4.06 shall be credited. The rights of each Participant to the amounts allocated to his Tax Deferred, Company Account II, Voluntary and Rollover Accounts shall be fully vested and nonforfeitable at all times.
     5.02. Allocation of Tax Deferred Contributions. At the time of payment of any Tax Deferred Contributions to the Trust, the Company shall deliver to the Committee a schedule showing the name of each Participant and the amount of Tax Deferred Contributions made on his behalf. The schedule shall also contain such other information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving all such schedules with respect to a calendar month or other period ending on a Valuation Date and after the Account balances of the Participants have been adjusted as provided in Section 5.06, the Committee shall credit to the Tax Deferred Account of each Participant listed on such schedules the amount of Tax Deferred Contributions made to the Trust on his behalf as shown therein.

     5.03. Allocation of After-Tax Contributions. At the time of payment of any After-Tax Contributions made to the Trust, the Company shall deliver to the Committee a schedule showing the name of each Participant and the amount of such After-Tax Contributions made by such Participant. The schedule shall also contain such other information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving such schedule with respect to a calendar month or other period ending on a Valuation Date and after the Account balances of the Participants have been adjusted as provided in Section 5.06, the Committee shall credit to the Voluntary Account of each Participant listed on such schedule the amount of such After-Tax Contribution made to the Trust by such Participant as shown therein.
     5.04. Allocation of Matching Contributions. At the time of payment of any Matching Contributions made to the Trust, the Company shall deliver to the Committee a schedule showing the name of each Participant and the amount of such Matching Contributions made on his behalf. The schedule shall also contain such other information as the Committee may reasonably require for the proper administration of the Plan. Upon receiving such schedule with respect to a calendar month or other period ending on a Valuation Date and after the Account balances of the Participants have been adjusted as provided in Section 5.06, the Committee shall credit to the Company Account II of each Participant listed on such schedule the amount of such Matching Contribution made to the Trust on his behalf as shown therein.
     5.05. Allocation of Rollover Contributions. After the receipt of any Rollover Contribution made by an Eligible Employee and after the Account balances of the Participants have been adjusted as provided in Section 5.06, the Committee shall credit such Rollover Contribution to such Participant’s Rollover Account as of the investment date of such Rollover Contribution.

     5.06. Valuation of Assets. The Investment Funds shall be valued by the Trustee, no less frequently than as of each Valuation Date, according to such methods as the Trustee may reasonably select in order to determine the fair market value of the assets of each such Investment Fund. Each Account maintained under the direction of the Committee shall be adjusted, no less frequently than as of each Valuation Date, to reflect the effect of income collected and accrued, realized and unrealized profit and losses, expenses, distributions and all other transactions during the applicable period. All expenses of the Trust which are allocable to a Participant Account or Investment Fund shall be charged to such Account or Investment Fund. All such expenses allocable to an Investment Fund shall be charged against all Participant Accounts in the same proportion as the amount credited to such Participant Account and invested in such Investment Fund bears to the total amount invested in such Investment Fund. All such expenses allocable to a Participant Account will be charged against the interest of such Account invested in each Investment Fund in the same proportion as each such interest bears to the total value of the Account. Such valuations and adjustments of the Participants’ Accounts shall be made so as to preserve for each Account of each Participant its beneficial interest in each of the Investment Funds. The value of a Participant Account as of any Valuation Date shall be the sum of the interests of the Participant Account invested in each Investment Fund as of the Valuation Date for each such Investment Fund which is coincident with or immediately preceding the Valuation Date as of which the Participant Account is being valued.
     5.07. Distributions and Forfeitures. Whenever the Trustee shall make any distribution to or in behalf of a Participant in accordance with the provisions of Article VI, Article VII or Article VIII, and whenever a Participant shall forfeit all or any portion of the amount standing to the credit of his Account in accordance with the provisions of Section 6.04 or 7.05, such

Participant’s Accounts shall be charged with the amount of such distribution or forfeiture. For this purpose, distributions shall also include in-service withdrawals or loans. The Accounts of any Participant shall continue to be maintained under the Plan and shall continue to share in the allocation of income, gain, losses, appreciation, and depreciation of assets pursuant to Section 5.06 until such Accounts have been fully distributed.
     5.08. Election of Investments. Each Participant shall, as of the date on which such Participant first becomes a Participant pursuant to Article III, designate in accordance with the procedures established by the Committee the portion of each of such Participant’s Tax Deferred Account, Voluntary Account, Company Account, Company Account II and Rollover Account to be invested in the Investment Funds available under the Trust. Each Participant may, as of any Entry Date, by use of the investment direction system maintained for such purposes by the Committee or its agent, elect to change such Participant’s investment election with respect to future contributions credited to any of such Participant’s aforementioned Accounts as well as amounts already credited to such Accounts to any other investment allocation permitted by the preceding sentence. Notwithstanding the preceding, effective October 1, 2011, the amount of future contributions that a Participant may elect to be invested in the Collective Brands Common Stock Fund shall be limited to 20% of such contributions. Any investment election made hereunder shall continue to be effective until properly revoked by the Participant. Any redemption fees or other terms of restriction imposed from time to time by any Investment Fund shall apply to or limit a Participant’s request to transfer amounts from one fund to one or more other funds. To the extent there is no investment election in effect with respect to a Participant, the Trustee shall invest amounts contributed to such aforementioned Accounts in respect of such Participant in such Investment Fund as the Committee shall determine on a uniform and consistent basis. Neither the Company nor the Committee shall have any liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order. The Plan is intended to constitute a plan described in Section 404(c) of ERISA and the regulations issued thereunder. For purposes of this Section 5.08, (a) a terminated Participant shall be considered to be a Participant of the Plan to the extent his Account balances under the Plan have not been distributed, (b) an Employee who has not yet satisfied the eligibility requirements of Article III shall be considered to be a Participant of the Plan to the extent he has elected to make a Rollover Contribution pursuant to Section 4.06, (c) while any balance remains in the Account of a Participant after his death, the Beneficiary of such Participant shall direct the investment of the Accounts to the same extent as if the Beneficiary were the Participant, and (d) to the extent required by a qualified domestic relations order, an alternate payee shall direct the investment of that portion of the Participant’s Accounts subject to the order to the same extent as if such alternate payee were the Participant.
     5.09. Shares of Collective Brands, Inc. (“Collective Brands Stock”) in the Collective Brands Common Stock Fund. This Section 5.09 is effective October 1, 2011.
          (a) Each Participant (or beneficiary of a deceased Participant) who has Accounts invested in the Collective Brands Common Stock Fund shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, have the right to direct the Trustee with respect to the vote of the number of shares of Collective Brands Stock attributable to units credited to him in the Collective Brands Common Stock Fund as of the latest practicable Valuation Date prior to or contemporaneous with the record date set by Collective Brands, Inc. for each meeting of shareowners of Collective Brands, Inc. For such purpose the Trustee shall furnish to each such Participant prior to each such meeting the proxy statement for such meeting, together with a form to be returned to the Trustee on which may be set forth the Participant’s instructions as to the manner of voting such shares of stock. Upon receipt of such instructions, the Trustee shall vote such shares in accordance therewith. If a Participant’s instructions are not received by the Trustee in a timely manner, the Trustee shall vote such Participant’s shares in the same proportion as the shares of Common Stock for which instructions were actually timely received from Participants. The Trustee shall not divulge the instructions of any Participant.
          (b) Each Participant (or beneficiary of a deceased Participant) who has Accounts invested in the Collective Brands Common Stock Fund shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, have the right with respect to the number of shares of Collective Brands Stock attributable to units credited to him in the Collective Brands Common Stock Fund as of the latest practicable Valuation Date, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Collective Brands Stock, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to shareowners of Collective Brands, Inc. in connection with any such tender or exchange offer, together with a form requesting instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Collective Brands Stock with respect to which such Participant has the right of direction. Tenders as a result of a self-tender offer by Collective Brands, Inc. shall continue notwithstanding any investment change blackout. The Trustee shall not divulge the instructions of any Participant. The proceeds from the tender or exchange of shares attributable to units in Common Stock Investment Fund accounts of Participants shall be transferred to one of the Investment Funds pursuant to a procedure established by the Committee.

ARTICLE VI — LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
     6.01. Contributions to be Deductible. Tax Deferred Contributions (exclusive of catch-up contributions made pursuant to Section 4.07) and Matching Contributions under the Plan with respect to a Plan Year shall not exceed that amount which, when added to the contributions made by the Company for that Plan Year to all other qualified pension or profit sharing plans maintained by the Company, equals the maximum amount allowable as a deduction by the Company pursuant to Section 404 of the Code with respect to such Plan Year.
     6.02. Limitation on Tax Deferred Contributions. This Section 6.02 is applicable with respect to the Plan Year beginning on January 1, 2009. Except for the Plan Year beginning on January 1, 2009, for Plan Years beginning on or after January 1, 2007, the Plan shall meet the provisions of a safe harbor 401(k) plan as provided in Section 401(k)(12) of the Code.
          (a) At any time during the Plan Year, the Company may suspend or reduce the amount of Tax Deferred Contributions (exclusive of catch-up contributions made pursuant to Section 4.07), including without limitation, setting a dollar limit as set forth on Appendix A of the Plan, which shall be a part of the Plan, with respect to any Participant or group of Participants if the Committee determines that such action is necessary to cause the test in either (i) or (ii) below to be met with respect to Tax Deferred Contributions for such Plan Year. Such adjustments shall be made in accordance with rules prescribed by the Committee.
          (i) The Actual Deferral Percentage for the Eligible Employees who are considered Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by 1.25; or
          (ii) The excess of the Actual Deferral Percentage for the Eligible Employees who are considered Highly Compensated Employees over the Actual Deferral Percentage for all other Eligible Employees is not more than two (2) percentage points, and the Actual Deferral Percentage for the Eligible Employees who are considered Highly Compensated Employees is not more than the Actual Deferral Percentage for all other Eligible Employees multiplied by two (2).
     For the purposes of this subsection (a), “Actual Deferral Percentage” for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (A) the amount of the Tax Deferred Contributions (exclusive of catch-up contributions made pursuant to Section 4.07) credited on behalf of the Eligible Employee for such Plan Year plus any qualified nonelective contributions and qualified matching contributions which the Company elects to treat as elective deferrals in accordance with Section 6.02(d) to (B) the Eligible Employee’s compensation, as defined in Code Section 414(s), for the portion of such Plan Year while the individual is an Eligible Employee.
          (b) The Company may implement rules limiting contributions under Section 4.01 which may be made on behalf of some or all Highly Compensated Employees so that the limits of Section 401(k)(3) or 401(m)(2) of the Code are satisfied. If for any Plan Year the Plan satisfies neither of the tests set forth in Code Section 401(k)(3), the Trustee shall be directed by the Committee to return to each Highly Compensated Employee his or her portion of the excess contributions (plus the income or less the loss allocable to such excess contributions, as determined in accordance with Code Section 401(k) and applicable Treasury Regulations) for such Plan Year within 12 months after the last day of such Plan Year. A Highly Compensated Employee shall forfeit any Matching Contributions which were contributed on account of any portion of the excess contributions even if such Matching Contributions are vested and such forfeited amounts shall be applied in accordance with Section 7.05. Each Highly Compensated

Employee’s portion of the excess contributions for a Plan Year shall be determined under a two-step process. First, the aggregate amount of excess contributions shall be calculated. This shall be done by reducing the actual deferral percentages of those Highly Compensated Employees with the highest actual deferral percentages to the extent necessary but not below the next highest level of actual deferral percentages. This process shall be repeated, to the extent necessary, until the actual deferral percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Code Section 401(k)(3). The aggregate amount of excess contributions shall be equal to the sum of all such reductions. Second, the aggregate amount of excess contributions to be returned shall be allocated by reducing the pre-tax contributions of those Highly Compensated Employees with the highest amount of pre-tax contributions to the extent necessary but not below the next highest amount of pre-tax contributions. This process shall be repeated, to the extent necessary, until all excess contributions to be returned shall be allocated among the Highly Compensated Employees. The income or loss allocable to a Highly Compensated Employee’s portion of the excess contribution will be determined under such reasonable method as the Committee shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.
          (c) Coordination With Distributions Of Elective Deferrals. If the Plan is required to distribute both elective deferrals and excess contributions for a Plan Year, the Plan shall:
          (i) calculate and distribute the elective deferrals before determining the excess contributions to be distributed to Highly Compensated Employees;

          (ii) calculate the actual deferral percentage including the amount of excess elective deferrals distributed pursuant to (i) above; and
          (iii) distribute excess contributions to Participants by reducing the excess contributions distributed to a Participant by the amount of excess elective deferrals distributed to such Participant.
          (d) Election To Make Additional Company Contributions. Notwithstanding the above, in accordance with Treasury Regulation Section 1.401(k)-2(a)(6), the Company may elect, in lieu of all or a portion of the corrective distribution described in this Section 6.02 above, to make additional qualified nonelective contributions or qualified matching contributions which are treated as elective deferrals under the Plan and that, in combination with the elective deferrals, satisfy the actual deferral percentage test. Any such additional qualified nonelective contributions will be credited to a Participant’s Tax Deferred Account and shall be allocated to each Participant who is not a Highly Compensated Employee in an amount as determined by the Company and will be contributed as a percentage of such Participant’s Compensation for the Plan Year. Any such additional qualified matching contributions will be credited to the Participant’s Tax Deferred Account and shall be allocated to each Participant who is not a Highly Compensated Employee and will be contributed as a percentage of the amount contributed by such Participant under Section 4.01.
          (e) Testing Year. The actual deferral percentage of Employees who are not Highly Compensated Employees shall be determined as of the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(k)(3).
          (f) Definitions. All terms used in this Section 6.02 shall have the meanings given such terms in Code Sections 401(k) and 401(m) and the regulations thereunder.

          (g) The Committee shall determine each Plan Year whether the limitation set forth in subsection (a) above is met and its determination shall be final and binding on all persons.
     6.03. Return of Excess Deferrals. If, during any calendar year, more than the maximum permissible dollar amount under Section 3.04(a) of the Plan is allocated pursuant to one or more cash or deferred arrangements to a Participant’s Accounts under this Plan and any other plan described in Sections 401(k), 408(k), or 403(b) of the Code, the following provisions shall apply:
          (a) no later than March 1 of the next succeeding calendar year, the Participant may, but is not required to, allocate all or part of such contributions in excess of the maximum permissible dollar amount (“excess deferrals”) to this Plan. To be effective, such allocation must be in writing, state that excess deferrals have been made on behalf of such Participant for the preceding calendar year, and be submitted to the Committee; and
          (b) to the extent a Participant allocates excess deferrals in a timely manner to this Plan pursuant to (a) above, the Committee shall direct the Trustee to return such excess deferrals, as adjusted for income or losses in accordance with Code Section 402(g) and the applicable Treasury Regulations thereunder, to the Company for distribution to the Participant no later than the April 15 following such allocation. No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.07 of this Plan and Section 414(v) of the Code, if applicable.
     6.04. Limitation on Matching and After-Tax Contributions. Effective January 1, 2010 the Plan satisfies Code Section 401(m)(2) with respect to Matching Contributions by complying with the provisions of Code Section 401(m)(11) and the rules of the Internal Revenue Service promulgated thereunder. The limitations set forth in this Section 6.04 shall continue to apply, however, to After-Tax Contributions effective January 1, 2010.
          (a) The tests set forth in Code Section 401(m)(2) and the provisions in this Section 6.04 for purposes of the Plan satisfying such tests shall be applied under this Section with respect to “401(m) Contributions” as defined herein. At any time during the Plan Year, the Company may suspend or reduce the amount of 401(m) Contributions with respect to any Participant or group of Participants if the Committee determines that such action is necessary to cause the test in either (i) or (ii) below to be met with respect to 401(m) Contributions for such Plan Year. Such adjustments shall be made in accordance with rules prescribed by the Committee. The term “401(m) Contributions” shall mean After-tax Contributions and, with respect to the Plan Year beginning on January 1, 2009 only, shall also include Matching Contributions.
          (i) The Actual Contribution Percentage for the Eligible Employees who are considered Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees for the prior Plan Year multiplied by 1.25; or
          (ii) The excess of the Actual Contribution Percentage for the Eligible Employees who are considered Highly Compensated Employees over the Actual Contribution Percentage for all other Eligible Employees for the prior Plan Year is not more than two (2) percentage points, and the Actual Contribution Percentage for the Eligible Employees who are considered Highly Compensated Employees is not more than the Actual Contribution Percentage for all other Eligible Employees for the prior Plan Year multiplied by two (2).
     For the purposes of this subsection (a), “Actual Contribution Percentage” for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (A) the amount of 401(m) Contributions credited to the Eligible Employee’s applicable account on behalf of the Eligible Employee for such Plan Year plus any qualified nonelective contributions and elective deferrals which the Company elects to treat as matching contributions in accordance with Section 6.04(c) to (B) the Eligible Employee’s compensation, as defined in Code Section 414(s), for the portion of such Plan Year while the individual is an Eligible Employee.
          (b) Notwithstanding anything herein to the contrary, the tests in Code Section 401(m)(2) shall be treated as satisfied with respect to such 401(m) Contributions to the Plan, or a portion of the Plan, if the Plan or such portion is a collectively bargained plan that automatically satisfies Code Section 410(b), in accordance with Treasury Regulation Sections 1.401(m)-1(b)(2) and 1.410(b)-2(b)(7). If for any Plan Year the Plan fails to satisfy either of the tests set forth in Code Section 401(m)(2), the Trustee shall be directed by the Committee to distribute to each Highly Compensated Employee his or her vested portion (and forfeit the nonvested portion) of the excess aggregate contributions (plus the income or less the losses allocable to such excess aggregate contributions, as determined in accordance with Code Section 401(m) and applicable Treasury Regulations) for such Plan Year within 12 months after the last day of such Plan Year. Each Highly Compensated Employee’s portion of the excess aggregate contributions for a Plan Year shall be determined under a two-step process. First, the aggregate amount of excess aggregate contributions shall be calculated. This shall be done by reducing the actual contribution percentages of those Highly Compensated Employees with the highest actual contribution percentages to the extent necessary but not below the next highest level of actual contribution percentages. This process shall be repeated, to the extent necessary, until the actual contribution percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Code Section 401(m)(2). The aggregate amount of excess aggregate contributions shall be equal to the sum of all such reductions. Second, the aggregate amount of excess aggregate contributions to be distributed or forfeited shall be allocated by first reducing any After-Tax Contributions, and then with respect to any Matching Contributions included as 401(m) Contributions, made by or on behalf of Highly Compensated Employees with the highest total amount of 401(m) Contributions to the extent necessary but not below the next highest total amount of 401(m) Contributions. This process shall be repeated, to the extent necessary, until all excess aggregate contributions to be distributed or forfeited shall be allocated among the Highly Compensated Employees. The income or loss allocable to a Highly Compensated Employee’s portion of the excess aggregate contributions will be determined under such reasonable method as the Committee shall establish, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.
          (c) Election To Make Additional Company Contributions. Notwithstanding the above, in accordance with Treasury Regulation Section 1.401(m)-2(a)(6), the Company may elect, in lieu of all or a portion of the distribution described above, to either (i) make an additional qualified nonelective contribution that, in combination with 401(m) Contributions for the Plan Year, satisfies the actual contribution percentage test or (ii) recharacterize elective contributions as matching contributions. Any such additional qualified nonelective contributions will be credited to a Participant’s Tax Deferred Account and shall be allocated to each Participant who is not a Highly Compensated Employee in an amount as determined by the Company and will be contributed as a percentage of such Participant’s Compensation for the Plan Year.
          (d) Testing Year. The actual contribution percentage of Employees who are not Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(m)(2). Notwithstanding the preceding, with respect to the Plan Year beginning on January 1, 2009 only, the actual contribution percentage of Employees who are not Highly Compensated Employees shall be determined as of the Plan Year for which the Plan must satisfy one of the tests in Code Section 401(m)(2).
          (e) Definitions. All terms used in this Section 6.04 shall have the meanings given such terms in Code Sections 401(k) and 401(m) and the regulations thereunder.
          (i) Special Rule For Early Participation. If the Company applies Code Section 410(b)(4)(B) in determining whether the Plan satisfies Code Section 410(b) by excluding from consideration Eligible Employees who have not met minimum age and service requirements, the Company may exclude from consideration all Employees who are not Highly Compensated Employees and who have not met the minimum age and service requirements of Code Section 410(a)(1)(A) for purposes of satisfying the tests in Code Sections 401(k)(3) and 401(m)(2), as applicable.
          (ii) Highly Compensated Employee In Two Or More Qualified Plans. To the extent required by the Code and applicable regulations, the actual contribution percentage and the actual deferral percentage of a Highly Compensated Employee who is eligible to participate in two or more qualified plans which have
          (A) cash or deferred arrangements or
          (B) matching contributions or after-tax contributions features maintained by the Company or an Affiliated Company, shall be calculated by treating
          (C) all such cash or deferred arrangements in which the Highly Compensated Employee is eligible to participate as one cash or deferred arrangement for purposes of calculating the actual deferral percentage, as applicable, for such Highly Compensated Employee and
          (D) all such features in which the Highly Compensated Employee is eligible to participate as one feature for purposes of calculating the actual contribution percentage for such Highly Compensated Employee.
          (iii) Plan Restructuring. The Plan may be aggregated with another plan or other plans or disaggregated under Section 1.401(k)-1(b)(4) and Section 1.401(m)-1(b)(4) of the Treasury Regulations for any Plan Year in order to pass the actual contribution percentage and actual deferral percentage tests, as applicable, set forth in Sections 6.02 and 6.04.
     6.05. Limitations on Allocations. Notwithstanding anything hereinabove to the contrary, the “annual additions” credited to the Accounts of any Participant for any Plan Year pursuant to Section 5.02 (dealing with Tax Deferred Contributions), Section 5.03 (dealing with After-Tax Contributions), Section 5.04 (dealing with Matching Contributions, including forfeitures), and this Section 6.05, except to the extent permitted under Section 414(v) of the Code, shall be reduced to the extent that such amounts would cause the sum of all such contributions credited to the Accounts of such Participant under the Plan for such Limitation Year to exceed the lesser of (i) $49,000 (as adjusted pursuant to Section 415(d) of the Code), or (ii) one hundred percent (100%) of such Participant’s compensation within the meaning of Code Section 415(c)(3). Compensation within the meaning of Code Section 415(c)(3) shall mean the amount as defined in Treasury Regulation Section 1.415(c)-2(d)(4) (e.g., amounts reported in Box 1 of Form W-2, plus amounts that would have been received and includible in gross income but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b)), but not in excess of $245,000 (as adjusted in accordance with Section 401(a)(17)(B) of the Code) for any Limitation Year. Such amount shall not include any severance pay, whether paid before or after an Eligible Employee’s termination of employment. In addition, such amount shall not include other compensation paid after an individual’s termination of employment. Notwithstanding the preceding sentence, to the extent that the following amounts are otherwise included in the definition of compensation and are paid no later than the later of the date which is 2 1/2 months after termination of employment or the end of the Limitation Year that includes the date of termination of employment, such amounts paid after an Eligible Employee’s termination of employment shall be deemed as such compensation: regular pay, including compensation for services during regular working hours, overtime, shift differential, commissions, bonuses or other similar payments, and payment for unused accrued sick, vacation or other leave, but only if the Eligible Employee would have been able to use the leave if employment had continued. The exclusions described in this Section 6.05 with respect to post-employment payments shall not apply to payments to an individual who does not currently perform services for the Company by reason of qualified military service under Code Section 414(u)(1), to the extent such payments do not exceed the compensation such individual would have received from the Company if he or she had continued to perform services for the Company. The compensation limit in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.
     For purposes of this Section, Limitation Year means the Plan Year.
     Code Section 415 and the regulations thereunder are incorporated herein by reference. Notwithstanding the foregoing, excess annual additions will be corrected through the Employee Plans Compliance Resolution System (EPCRS) as outlined under Revenue Procedure 2008-50. The ability to return excess annual additions under the prior Section 415 regulations shall only be permitted for limitation years beginning before July 1, 2007.

ARTICLE VII — PAYMENTS TO OR FOR THE ACCOUNT OF PARTICIPANTS OR TERMINATED PARTICIPANTS
     7.01. Restrictions on Payments and Distributions. No money or other property of the Trust shall be paid out or distributed by the Trustee except (a) for the purchase or other acquisition of appropriate investments, (b) for defraying the expenses, including taxes, if any, of administering the Trust as elsewhere herein provided, (c) for the purpose of making distributions to or for the account of Participants at the written direction of the Committee in accordance with the rules set forth below, (d) for the return of Company contributions pursuant to Section 4.05, (e) for the purpose of complying with the limitations described in Article VI or (f) for the purpose of complying with the terms of a qualified domestic relations order (as described in Section 414(p) of the Code). All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Company assumes no liability or responsibility therefor.
     7.02. Retirement from Employment. Subject to the provisions of Section 7.07, upon termination of a Participant’s employment with the Company at or after his Normal Retirement Age, the Committee shall direct the Trustee to distribute to the Participant the full amount standing to the credit of such Participant’s Accounts. The Participant shall become fully vested in his Accounts on the date he attains his Normal Retirement Age.
     7.03. Disability Retirement. If a physician acceptable to the Committee shall certify to the Committee, on the basis of such medical evidence as it may reasonably require, that a Participant is totally incapable of performing his assigned duties with the Company and is therefore unable to continue in the employ of the Company by reason of the sickness or disability of such Participant which is causing such total incapacity, the Committee shall direct the Trustee to apply the full amount then standing to the credit of such Participant’s Accounts, exclusive of any amount in the Accounts used as security for a loan outstanding to the Participant pursuant to

Section 7.09, for his benefit as provided in Section 7.07. The Committee’s determination as to whether a Participant has become sick or disabled so as to be unable to continue in the employ of the Company shall be conclusive and binding on all persons.
     7.04. Death Benefits.
          (a) Upon the death of any Participant who has a surviving spouse, the Committee shall direct the Trustee to distribute the full amount standing to the credit of such Participant’s Accounts to the Participant’s surviving spouse, unless the exception provided by paragraph (b) of this Section 7.04 applies.
          (b) The requirement of subsection (a) of this Section 7.04 shall not apply if (i) the Participant elects to designate a Beneficiary other than his spouse and (A) his spouse consents in writing or in any other method in accordance with applicable law to such election, (B) such election designates a Beneficiary which may not be changed without the consent of the spouse (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and (C) the spouse’s consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public, or (ii) if it is established to the satisfaction of the Committee that the consent of the surviving spouse could not have been obtained because there is no spouse, because the spouse cannot be located, or because of other circumstances prescribed by regulations under Section 417(a)(2) of the Code.
     A former spouse shall be treated as a surviving spouse to the extent benefits must be paid to such former spouse upon the Participant’s death pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), except that no consent shall be required from such former spouse with respect to the designation of a Beneficiary to receive benefits not subject to said order.

          (c) If, and only if, a Participant is permitted under this Section 7.04 to designate a Beneficiary other than his surviving spouse, then such Participant’s Accounts shall be distributed in accordance with this subsection (c). Such a Participant shall have the right to designate one or more Beneficiaries, including contingent Beneficiaries, entitled to receive the amount payable in behalf of such Participant under the provisions of this Plan in the event of death. Such designation shall be made in writing in such manner as the Committee shall determine. A Participant may change such designation from time to time, and may revoke such designation, provided, however, that any subsequent designation must meet the requirements of this Section 7.04. Upon the death of any Participant, the Committee shall direct the Trustee to distribute, for the benefit of such Participant’s Beneficiaries and subject to the provisions of Section 7.07, the full amount standing to the credit of the Participant’s Accounts. If a Participant dies without having designated a Beneficiary, or if none of the designated Beneficiaries survives the Participant, or if the Committee is in doubt as to the effective status of a Beneficiary designation, payment of any sum that would otherwise have been payable to such Beneficiary will be made to the first surviving class of the following classes of successive preference Beneficiaries, all members of each class to share equally: the Participant’s (i) surviving spouse; (ii) surviving issue (including adopted children and stepchildren) by right of representation; (iii) surviving parents; (iv) brothers and sisters or their issue by right of representation; and (v) executors and administrators. If a Beneficiary entitled to receive any amount payable in behalf of a Participant dies before receiving the entire amount to which such Beneficiary is entitled, the undistributed balance, together with any income or loss accumulated thereon, shall be distributed to such Beneficiary’s estate in accordance with Section 7.07.

     7.05. Termination of Employment Prior to Retirement or Death.
          (a) If any Participant’s employment with the Company and all Affiliated Companies terminates under circumstances other than by reason of retirement, disability or death, as provided for under Sections 7.02 through 7.04, he shall be entitled to a vested benefit equal to the sum of (i) 100% of the amount standing to the credit of his Tax Deferred, Voluntary, Company Account II and Rollover Accounts, plus (ii) if the Participant has at least three (3) Years of Vesting Service, 100% of the amount standing to his Company Account.
          (b) The determination of the amount to which such terminated Participant is entitled in accordance with the foregoing rules shall be made by the Committee and communicated to the Trustee.
          (c) Any amount standing to the credit of a Participant’s Company Account to which he is not entitled at the time of his termination of employment shall be forfeited by him upon the earlier of (i) the payment of the full amount to which such Participant is entitled under the Plan or (ii) five (5) consecutive One-Year Breaks in Service by the Participant. For purposes of the preceding sentence, a terminated Participant who is not entitled to receive any amount under the Plan shall be deemed to have received the entire amount to which he is entitled on the date his employment terminates and shall forfeit his entire Company Account as of that date. All such forfeited amounts shall first be applied as described in Section 7.06(b) and then toward the Matching Contributions required to be made under Section 4.03 for the first pay period ending after the date of the forfeiture.
          (d) Effective January 1, 2002, a Participant’s Tax Deferred Contributions, After-Tax Contributions, catch-up contributions, Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from service. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.
     7.06. Reemployment. If a terminated Participant is reemployed by the Company, he shall be eligible to become an active Participant upon reemployment pursuant to Section 3.03.
     If such a reemployed Participant was not 100% vested under Section 7.05(a) at the time of his prior termination, the following special provisions shall apply:
          (a) If such a terminated Participant is reemployed after five (5) consecutive One-Year Breaks in Service, he shall have no rights with respect to any amounts previously forfeited from his Company Account.
          (b) If such a terminated Participant is reemployed before the date described in (a) above, the full amount, if any, which was forfeited from his Company Account as a result of his prior termination shall be restored to his Company Account as of the date of reemployment. Such restoration shall be made first from amounts forfeited pursuant to Section 7.05(c) and then, to the extent necessary, from a special Company contribution to be made for the purpose of such restoration.
     7.07. Manner and Timing of Distributions.
          (a) Whenever a Participant’s Accounts become distributable pursuant to the provisions of Section 7.02, 7.03, 7.04 or 7.05, distribution of said Accounts shall be made by the payment or commencement of payments of the amount distributable under such one of the following options as the Participant elects pursuant to paragraph (b) of this Section; subject, however to the requirements of Section 7.07(d) below; and provided, however, that Option B will only be available to Participants whose Accounts become distributable pursuant to the provisions of Section 7.02 or 7.03 or upon termination of employment after both completing ten (10) Years of Vesting Service and attaining age fifty-five (55):
Option A: One lump sum payment in cash.
Option B: Payments, in cash, in quarterly installments, over a period of five (5), ten (10) or fifteen (15) years, the aggregate amount to be paid under this option having first been segregated into a separate account for such Participant. The amount of each payment hereunder shall be equal to the total amount in the account remaining to be distributed under this Option B divided by the number of payments remaining to be made under this Option B, inclusive of the current payment.
          (b) A Participant who is eligible under subsection (a) above to elect a distribution pursuant to Option B may elect the form of distribution of his Accounts under either of the options set forth in subsection (a) above by filing a written election with the Committee within sixty (60) days of the time his Accounts become payable. In the event that a Participant has not timely filed such an election, distribution of his Accounts shall be made to such Participant in one lump sum payment pursuant to Option A. The value of a Participant’s Accounts shall be determined as of the distribution date.
          (c) Notwithstanding the provisions of paragraph (b) above, the following provisions shall apply:
          (i) Effective March 28, 2005, if the aggregate benefit payable to a Participant exceeds $1,000 but is less than or equal to $5,000, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with Section 7.12, or to receive a distribution directly in one lump sum payment in cash pursuant to Option A, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee. For this purpose, the value of the aggregate benefit payable to a Participant shall be determined by excluding the portion of the aggregate benefit payable that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code.
          (ii) Effective March 28, 2005, if the aggregate benefit payable to a Participant does not exceed $1,000, the Committee shall direct the Trustee to distribute such benefit to the Participant in one lump sum payment in cash pursuant to Option A. For this purpose, the value of the aggregate benefit payable to a Participant shall be determined by including the portion of the aggregate benefit payable that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)A)(ii) and 457(e)(16) of the Code.
          (d) Notwithstanding any provision to the contrary, in order to comply with Sections 401(a)(9), 411(a)(11), and 414(p) of the Code, the following provisions shall apply:
          (i) If the sum of a Participant’s aggregate Account balances to be distributed upon termination of employment is greater than $5,000 (excluding Rollover Contributions and earnings allocable thereto), such Accounts shall not be distributed in whole or in part until the Participant’s Required Beginning Date or until the Participant dies, whichever is earlier, unless the Participant requests such earlier distribution prior to such distribution date. If the amount standing to the credit of the Participant’s Account under the Plan does not exceed $5,000, the Account shall be distributed in accordance with the provisions of paragraph (c) of this Section.
          (ii) In no event shall distribution of benefits to a Participant be made (or commenced) later than the April 1 of the calendar year following the calendar year in which such Participant (A) attains age seventy and one-half (70-1/2), or (B) in the case of a Participant who is not a “five-percent owner” (within the meaning of Section 416(i)(1)(B)(i) of the Code), terminates employment with the Company, whichever is later (the Participant’s “Required Beginning Date”).
          (iii) If a Participant dies before his entire interest has been distributed to him as provided in this Article VII, his entire interest shall be distributed to his Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death; provided, however, that this requirement shall not apply if distributions have commenced pursuant to Option B of Section 7.07 in which event distributions shall continue for the remainder of the period under such option.
          (iv) If, and to the extent, any portion of a Participant’s Accounts is payable to a former spouse pursuant to a qualified domestic relations order within the meaning of Sections 401(a)(13)(B) and 414(p) of the Code, the provisions of said order shall govern the distribution thereof.
          (e) In the case of a distribution to a Participant, the period of years selected under Option B shall be such that the requirements set forth in both (i) and (ii) below are satisfied at the time distribution to such Participant is to commence.
          (i) If someone other than the Participant’s spouse is designated as his Beneficiary, then the period of years over which installment payments are to be paid shall be such that any period of years remaining as of the calendar year in which the Participant attains age seventy and one-half (70-1/2) or any subsequent calendar year shall meet the minimum distribution incidental benefit requirement which shall be determined in accordance with regulations promulgated under Section 401(a)(9) of the Code.
          (ii) No form of payment may be elected which would provide for payments to any Participant during any period longer than the life expectancy of the Participant or the joint life and last survivor expectancies of the Participant and his Beneficiary, actuarially determined at the commencement of such payment.
          (f) In no event shall the distribution of a Participant’s Accounts, unless the Participant or Beneficiary otherwise consents in writing, begin later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:
          (i) the Participant’s sixty-fifth (65th) birthday;
          (ii) the tenth (10th) anniversary of the date on which the Participant first became a Participant; or
          (iii) the Participant’s termination of employment with the Company;
provided, notwithstanding any other provision of the Plan,
          (iv) except for benefits payable pursuant to Section 7.07(c) or Article XV, the Company may require that a Participant file a claim for benefits before benefits will commence; or
          (v) if the amount of the payment required to commence on the date determined under this Section 7.07(f) cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Company has been unable to locate a Participant after making reasonable efforts to do so, such payment may be postponed as long as it is made, retroactive to such date, no later than sixty (60) days after the earliest date on which the amount of such benefit can be ascertained or the date on which the Participant is located, whichever is applicable.
          (g) All lump sum distributions shall be made in the form of cash, except that effective October 1, 2011 distributions from the Collective Brands Common Stock Fund shall be made in the form of full shares of Collective Brands Common Stock, as applicable (with payment in cash for a fraction of a share) or in cash if elected by the Participant or Beneficiary. The rights extended to a Participant hereunder shall also apply to any Beneficiary or alternate payee of such Participant.
     7.08. Withdrawals During Employment.
          (a) Upon proper notice given to the Committee at least thirty (30) days in advance of a Valuation Date (or such shorter period as the Committee allows), a Participant may at any time during his employment with the Company withdraw all or any portion of the amount (determined as of such Valuation Date) standing to the credit of his Voluntary Account and/or Rollover Account, excluding any outstanding loan amounts with respect to such Accounts. For purposes of this Section 7.08(a), all amounts attributable to After-Tax Contributions made on or after January 1, 1987 shall be treated as a separate contract for purposes of Section 72 of the Code.
          (b) Upon proper notice given to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date and if the Participant has withdrawn the full amount, if any, available for withdrawal from his Voluntary and Rollover Accounts as provided in subsection (a) above, a Participant who has made either Tax Deferred or

After-Tax Contributions to the Plan for a period of at least sixty (60) months (whether or not continuous) may at any time during such Participant’s employment withdraw all or any portion of the amount (determined as of such Valuation Date) standing to the credit of the Participant’s Company Account.
          (c) A Participant who has attained age fifty-nine and one-half (59-1/2) shall be entitled to withdraw all or any portion of his vested Accounts. The amount to be withdrawn for any in-service withdrawal pursuant to this Section 7.08(c) shall be charged against the Participants’ Accounts in the following order: his Voluntary Account; his Rollover Account; his vested Company Account; his Company Account II; his Tax Deferred Account.
          (d) Upon proper notice to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, and if the Participant has withdrawn the full amount, if any, available for withdrawal from his Voluntary, Rollover and Company Accounts as provided in subsections (a) and (b) above, the Participant may at any time during his employment with the Company withdraw all or any portion of the vested amount (determined as of such Valuation Date) standing to the credit of his Tax Deferred and Company Accounts, excluding any outstanding loan amounts with respect to such Accounts, but only in order to meet a “Financial Hardship;” provided, however, that any amount in a Participant’s Tax Deferred Account in excess of the sum of his Tax Deferred Contributions and the earnings credited to his Tax Deferred Account as of December 31, 1988 (to the extent such contributions and earnings have not been previously withdrawn) shall not be available for withdrawal. The determination that the Participant is faced with a Financial Hardship and of the amount required to meet such Financial Hardship which is not reasonably available from other resources of the Participant shall be made by the Committee in accordance with uniform and non-discriminatory standards and policies which shall be adopted by the Committee and consistently applied to each application for a withdrawal pursuant to this Section 7.08(d). For purposes of this Section 7.08(c), “Financial Hardship” shall mean an immediate and heavy financial need which such Participant is not able to meet from any other reasonably available resources. In determining that such Participant is not able to meet such Financial Hardship from any other sources, the Committee may reasonably rely upon the written certification of the Participant given in accordance with the regulations under Section 401(k). Subject to the foregoing and the requirements of Section 401(k) of the Code and any regulations thereunder, the term “Financial Hardship” shall mean and include the following:
          (i) the purchase (excluding mortgage payments) of a principal residence of the Participant;
          (ii) the payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined below); or
          (iii) medical expenses described in Section 213(d) of the Code which are incurred by the Participant, his spouse or any dependent (as defined in Section 152 of the Code, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), and which are not covered by insurance; or
          (iv) the need to prevent an eviction or mortgage foreclosure on the Participant’s principal residence; or
          (v) the payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B)); or

          (vi) the payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 162 of the Code (determined without regard to whether the loss exceeds any applicable threshold amount of adjusted gross income).
     No more than one withdrawal may be made pursuant to this Section 7.08(d) within any Plan Year, provided, however, that up to four withdrawals may be made in a twelve-month period if each is determined by the Committee to be in respect of a “Financial Hardship” described in (ii) above. Any withdrawal made pursuant to this Section 7.08(d) shall be charged against a Participant’s Accounts in the following order: his Tax Deferred Account; his Company Account.
     The amount of any withdrawal made pursuant to this Section 7.08(d) shall include any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.
          (e) Subject to such restrictions as may be applicable to the particular Investment Funds, in the event of an in-service withdrawal of less than the entire balance in a Participant’s Account, amounts shall be withdrawn from the Investment Funds pro rata in proportion to the interest of such Account in each Investment Fund. In the case the Participant is subject to Section 16 of the Securities Exchange Act of 1934 or has been designated as a “Designated Insider,” such Participant’s withdrawal will be taken first from such Participant ‘s Investment Funds other than the Collective Brands Common Stock Fund.
          (f) All withdrawals under this Section 7.08 shall be made as soon as practicable after the Valuation Date next following timely receipt by the Committee of the Participant’s written notice. No more than one withdrawal may be made pursuant to Sections

7.08(a), (b) and (c) within any Plan Year. No withdrawal shall be made pursuant to this Section 7.08 for less than the lesser of (i) $500 or (ii) the maximum amount available for withdrawal.
     7.09. Loans to Participants. Upon proper application of a Participant submitted to the Committee at least thirty (30) days (or such shorter period as the Committee allows) prior to a Valuation Date, the Committee may direct the Trustee to lend to such Participant such amount or amounts from his Accounts, up to the total aggregate value of such Accounts as of such Valuation Date, as the Committee may determine proper, provided that the aggregate amount of all outstanding loans, including accrued interest, from the Plan and any other qualified plan maintained by the Company or an Affiliated Company to a Participant shall not exceed the lesser of:
          (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by the Company during the preceding 12-month period over the outstanding balance of such loans on the date on which such loan is to be made; or
          (ii) fifty percent (50%) of the total aggregate value of the vested amount of said Participant’s Accounts under the Plan and all other plans maintained by an Affiliated Company.
Notwithstanding the foregoing, the minimum amount which may be loaned to a Participant under this Section 7.09 shall be $500, and a Participant may not have more than one loan outstanding under this Section 7.09 at any given time. A Participant’s Accounts may be charged with a reasonable loan administrative fee.
     Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Committee may make reasonable distinctions based upon credit-worthiness, other obligations of the Participant and other factors that may adversely affect the ability to assure repayment. The decision as to whether a loan shall or shall not be made in any case shall rest solely within the discretion of the Committee, such discretion to be exercised consistently with the provisions of Section 9.05 and with such procedures as the Committee may establish pursuant to this Section 7.09. Loans approved under this Section 7.09 shall be made as soon as reasonably practicable after the Valuation Date next following timely receipt by the Committee of the Participant’s written application.
     Each such loan shall be made at such reasonable rate of interest as the Committee may determine, shall be subject to such other terms and conditions as the Committee may deem proper, and shall be evidenced by the promissory note of the Participant and secured by fifty percent (50%) of the Participant’s vested interest in the Plan. Each such loan shall be repaid by payroll deduction (unless prohibited by applicable state law) or by such other means as may be authorized by the Committee, shall be amortized over the term of the loan in level payments made not less frequently than quarterly, and shall be repaid within five (5) years unless such loan is used to acquire a dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as the principal residence of the Participant in which case the repayment period shall not exceed twenty (20) years. Notwithstanding the foregoing, a Participant may prepay the entire outstanding balance of a loan as of the last day of any calendar month.
     Each such loan shall be deemed to be an investment made at the direction of such Participant and shall be credited to a separate investment Account for the borrowing Participant. The amount of the loan shall be charged against the Participant’s Accounts in the following order: his Tax Deferred Account; his Rollover Account; his Company Account; his Voluntary Account.
     Subject to such restrictions as may be applicable to the particular Investment Funds, in the event of a loan of less than the entire balance of a Participant’s Account, the loan amounts shall be withdrawn from the Investment Funds pro rata in proportion to the interest of such Account in each of such Investment Funds. In the case the Participant is subject to Section 16 of the Securities Exchange Act of 1934 or has been designated as a “Designated Insider,” such Participant’s loan will be taken first from such Participant’s Investment Funds other than the Collective Brands Common Stock Fund. All interest and loan repayments shall be credited to the appropriate Accounts of such Participant and shall be reinvested in the Investment Funds in accordance with the most recent investment election of such Participant with respect to contributions credited to such Accounts. All expenses incurred by the Committee and the Trustee, including reasonable attorneys’ fees and court costs, as a result of a default by a Participant shall be charged against the Participant’s Accounts.
     If any loan under this Section 7.09 is in default, as determined in accordance with the procedures established by the Committee, when any part or all of the amount standing to the credit of a Participant’s Accounts is to be distributed to such Participant or his Beneficiary, the Committee shall direct the Trustee to apply the amount of such distribution in payment of the entire outstanding loan principal, whether or not then due, and any interest theretofore accrued, before distributing the balance, if any, to the Participant or his Beneficiary.
     7.10. Payments to Incompetents. If any person entitled to receive any benefits hereunder is a minor, or is in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting for any distribution, the Committee may instruct the Trustee to make distribution to such other person, persons or institutions who, in the judgment of the Committee, are then maintaining or have custody of such distributee. As a condition to the issuance of such instruction for the distribution to such other person or institution, the Committee may require such person or institution to exhibit or to secure an order, decree or judgment of a court of competent jurisdiction with respect to the incapacity of the person who would otherwise be entitled to receive the benefits.
     7.11. Discharge of Obligation to Make Payments. Whenever the Trustee is required to make any payment or payments to any person in accordance with the provisions of this Article VII or Article VIII, the Committee shall notify the Trustee in writing of such person’s last known address as it appears in the Committee’s records; and the obligations of the Trustee and the Committee to make such payment or payments shall be fully discharged by mailing the same to the address specified by the Committee.
     7.12. Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
     Definitions. Whenever used in this Section, the following words shall have the following meanings:
          (a) Eligible rollover distribution: Eligible rollover distribution shall have the meaning prescribed by Section 402(f) of the Code. For purposes of this Section 7.12 of the Plan, any amount that is distributed on account of hardship shall not be an “eligible rollover distribution” and the distributee may not elect to have any portion of such a distribution paid directly to an “eligible retirement plan.”
     A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to (i) an individual retirement account or annuity described in Sections 408(a) or (b) of the Code; or (ii) a qualified trust or to an annuity contract described in Code Section 403(b), if such trust or contract provides for separate accounting for amounts so transferred (including interest thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
          (b) Eligible retirement plan: Eligible retirement plan shall have the meaning prescribed by Section 402(f) of the Code. For purposes of this Section 7.12 of the Plan, an “eligible retirement plan” shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of “eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. Effective on and after January 1, 2008, “an eligible retirement plan” shall also mean, to the extent permitted by Section 408A of the Code, a Roth IRA described in such Section.
          (c) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. Moreover, effective January 1, 2010, a designated non-spouse beneficiary may be a distributee, but only with respect to an eligible retirement plan that is an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a Roth IRA described in Section 408A of the Code.
          (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
     Notwithstanding the foregoing, a distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and the notice described in Section 7.14 are given to a Participant, provided that:
          (a) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notices to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution Option) and whether or not to elect a direct rollover, and
          (b) the Participant, after receiving the notices, affirmatively elects a distribution before the 30 day period has elapsed.
     7.13. Notification Of Eligibility To Receive And Consent To Vested Benefits.
          (a) Notice. In the event that the aggregate vested Account balance of a Participant to be distributed pursuant to Section 7.03 or 7.05 exceeds $5,000 (excluding Rollover Contributions and earnings thereon), such Participant shall receive from the Company, during the period beginning not more than 180 days before the Valuation Date as of which distribution is made, a written notification. The notification shall disclose:

          (i) the material features and the relative values of his or her benefits under the optional forms of benefit available under the Plan;
          (ii) the value of his or her benefits under the Plan; and
          (iii) his or her right to defer receipt of vested benefits.
          (b) Consent. The Participant’s consent to the distribution of the vested portion of his or her Accounts must be:
          (i) in writing;
          (ii) made after the Participant receives the written notice described in the preceding sentence; and
          (iii) made within 180 days before the Valuation Date as of which distribution to the Participant is to be made.
     7.14. Written Explanation Of Rollover Treatment. The Company shall, when making an eligible rollover distribution, provide a written explanation to the recipient of such distribution of his or her right to roll over such distribution to an eligible retirement plan and, if applicable, his or her right to the special ten year averaging and capital gains tax treatment in the Code. Such written explanation will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

ARTICLE VIII — AMENDMENT AND TERMINATION
     8.01. Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend this Plan, or discontinue or terminate the Plan by delivering to the Committee and the Trustee a copy of an amendment or appropriate Board of Directors’ resolution of discontinuance or termination certified by an officer of the Company; provided, however, that except as provided in Section 8.02, the Company shall have no power to amend or terminate this Plan in such manner as would cause or permit (a) any of the Trust assets to be diverted to purposes other than for the exclusive benefit of the Employees of the Company or their Beneficiaries; (b) any reduction in the amount theretofore credited to any Participant; (c) any portion of the Trust assets to revert to or become the property of the Company; (d) the rights and responsibilities of the Committee or the Trustee to be increased without their written consent, and/or (e) the elimination of an optional form of benefit with respect to amounts credited to a Participant’s Accounts before the amendment unless such elimination is permitted pursuant to the regulations under Code Section 411(d)(6). Notwithstanding the foregoing, subject to Sections 9.04, 9.05, 9.06 and 9.07, the Company hereby delegates to the Committee the power to amend Appendix A of the Plan.
     8.02. Amendment for Tax Exemption. The Company reserves the right to amend this Plan and the Trust in such manner as may be necessary or advisable so that said Trust may continue to qualify as an exempt employees’ trust under the provisions of the Code as now in force or as it may hereafter be changed or amended; and any such amendment may be made retroactively.
     8.03. Liquidation of Trust in Event of Termination. In the event of termination or partial termination (within the meaning of Section 411(d)(3) of the Code) of this Plan and the Trust, or complete discontinuance of contributions thereto by the Company, the rights of all

Participants (or in the case of a partial termination, the rights of Participants affected thereby) to amounts theretofore credited to all their Accounts shall be fully vested and nonforfeitable. In the event of such termination or discontinuance, the Trustee shall, subject to the direction of the Committee, hold the assets of the Trust in accordance with the provisions of the Plan and distribute such assets from time to time to Participants entitled thereto in accordance with such provisions.
     8.04. Termination of Plan and Trust. This Plan and the Trust shall in any event terminate whenever all property held by the Trustee shall have been distributed in accordance with the terms hereof.

ARTICLE IX — ADMINISTRATION OF THE PLAN
     9.01. Named Fiduciaries. The named fiduciaries with respect to the Plan shall be the Company, the Committee and the Trustee. The Company shall be the “plan administrator” of the Plan for all purposes of ERISA. The responsibilities of the named fiduciaries shall be allocated as provided herein, and each such fiduciary shall have only those responsibilities and obligations that are specifically imposed upon it by this Trust Agreement or by applicable law. It is intended that each of the named fiduciaries shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or omission of any other fiduciary. The Company and the Committee, as named fiduciaries, shall be entitled to delegate all or any part of their fiduciary responsibilities, and obligations to any other person or entity. In the event of any such delegation, (a) the named fiduciary shall not be liable for any act or omission of the person to whom the responsibility has been delegated as long as the selection and retention of such person is prudent and (b) the person to whom the fiduciary powers and obligations are delegated shall be responsible only for the proper exercise of the powers, duties, responsibilities, and obligations that have been specifically delegated to him. The responsibilities of the named fiduciaries are:
          (i) The Company shall have the sole responsibility to appoint and remove (in accordance with the Trust Agreement) the Trustee and successor Trustee, to appoint and remove or replace the members of the Committee as herein provided, and shall have such other powers and do such other things as are herein specifically provided.
          (ii) The Trustee shall, except as otherwise specifically provided in this Agreement, have the sole responsibility for the investment and control of the assets of the Plan and Trust in accordance with the terms hereof.

          (iii) The Committee shall have the sole responsibility for the general administration of the Plan and for carrying out its provisions. In addition, the Committee shall have such powers and responsibilities as are herein specifically provided.
The Committee shall conduct its business in accordance with the terms of this Article IX.
     9.02. Appointment of Committee. The Company shall appoint a Committee of three or more persons, any or all of whom may be officers or employees of the Company or any other individuals, to be known as the “Collective Brands Retirement & Investment Committee.” The members of the Committee shall serve at the pleasure of and may be removed by the Company. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by the Company. The number of members of the Committee shall be as designated by the Company from time to time. The Trustee shall accept and may rely upon a certification by the Company as to the number and identity of the individuals comprising the Committee from time to time.
     9.03. Powers of Committee. The Committee shall have all the discretionary powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan and, subject to the Trust Agreement, the Trust as herein provided, and the Committee may make such rules and regulations as it may deem necessary or desirable to carry out the provisions of the Plan and, subject to the Trust Agreement, the Trust. The Committee shall determine any question arising in the administration, interpretation, and application of the Plan and Trust, including any question submitted by the Trustee on a matter necessary for them properly to discharge their duties, and including without limitation all questions concerning eligibility, elections, contributions, designation and benefits under the Plan. The Committee shall construe all terms of the Plan, including any uncertain terms, and shall make all factual determinations and determine all questions concerning administration of the Plan. The decision of the Committee shall be conclusive and binding on all persons. The Committee may make any corrections necessary under the Plan to retain the qualified status of the Plan under Section 401(a) of the Code. Such corrections shall include, but are not limited to, any corrections described in the Internal Revenue Service’s Employee Plans Compliance Resolution System and any similar program. Any determination made by the Committee under the Plan or in connection with the administration or interpretation shall be given deference in the event it is subject to judicial review and shall be overturned only if it is arbitrary and capricious.
     9.04. Action by Committee. The Committee shall act by a majority of its members at the time in office and such action may be taken by vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any direction or document or take any other action on behalf of the Committee, and in such event any one of the members of the Committee may certify in writing to the Trustee or any other person the taking of such action and the name or names of the members of the Committee so authorized, including himself. The execution of any direction, document, or certificate on behalf of the Committee by any of its members shall constitute his certification of his authority with respect thereto, and the Trustee or other person shall be protected in accepting and relying upon any such direction, document, or certificate and is released from inquiry into the authority of any of the members of the Committee. Notwithstanding anything to the contrary elsewhere herein, no member of the Committee shall take any action as a member of the Committee with respect to any matter concerning himself as a Participant of the Plan.
     9.05. Discretionary Action. Wherever under the provisions of this Agreement the Committee is given any discretionary power or authority, such power or authority shall not be exercised in such manner as to cause any discrimination in favor of or against any Employee or class of Employees.
     9.06. Evidence on Which Committee May Act. In taking any action or determining any fact or question which may arise under this Plan and Trust, the Committee may, with respect to the affairs of the Company or its Employees, rely upon any statement by the Company with respect thereto. In the event that any dispute may arise regarding the payment of any sums or regarding any act to be performed by the Committee or the Trustee, the Committee may in its sole discretion direct that such payment be retained or postpone or direct the postponement of the performance of such act until actual adjudication of such dispute shall have been made in a court of competent jurisdiction, or until the Company, the Committee, and/or the Trustee shall have been indemnified against loss to the satisfaction of the Committee; provided, however, that in the event of any such dispute, the Committee may rely upon and act in accordance with any directions received from the Company.
     9.07. Employment of Agents. The Committee may employ agents, including, but not limited to, custodians, accountants, consultants, or attorneys, to exercise and perform such of the powers and duties of the Committee hereunder as the Committee may delegate to them, and otherwise to render such services to the Committee as the Committee may determine, and the Committee may enter into agreements setting forth the terms and conditions of such service. The Committee may appoint an independent public accountant to audit the Plan. The compensation of such agents shall be an expense chargeable in accordance with Section 9.08. The Committee shall be fully protected in delegating any such power or duty to or in acting upon the advice of any such agent, in whole or in part, and except as may be required by Federal law, shall not be liable for any act or omission of any such agent, the Committee’s only duty being to use reasonable care in the selection and retention of any such agent.
     9.08. Compensation and Expense of Committee. The members of the Committee shall serve without compensation for services as such. The reasonable expenses of the Committee shall be paid by the Trust; provided, the Company in its sole discretion may elect to pay any of such expenses. To the extent any expenses which are paid out of the Trust are properly allocable to an Investment Fund, they shall be so allocated and charged. Such expenses shall include any expenses incident to the functioning of the Trust, including, but not limited to, attorneys’ fees and the compensation of other agents, accounting and clerical charges, expenses, if any, of being bonded as required by ERISA, recordkeeping fees, consultants’ fees, Plan investment costs and other costs of administering the Trust.
     9.09. Indemnification of Committee Members. The Company shall indemnify and hold harmless each member of the Committee from and against any and all claims, losses, damages, expenses (including reasonable attorneys’ fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company’s approval), arising from any act or omission of such member, except when the same is judicially determined to be due to the willful misconduct of such member.
     9.10. Review of Domestic Relations Orders. The Committee shall determine whether any domestic relations order received by the Plan is “qualified” within the meaning of Section 414(p) of the Code. Upon receipt of a domestic relations order, the Committee (a) shall promptly notify the Participant and each alternate payee under said order of the receipt by the Committee of said order and its procedures for determining the qualified status of said order, and (b) shall direct the Trustee to separately account for any amounts payable to an alternate payee pursuant to said order. Within a reasonable time thereafter, the Committee shall determine whether such order is a qualified domestic relations order and shall notify the Participant and each alternate payee of such determination.

ARTICLE X — TRUST FUND
     10.01. Trust Agreement. The Company shall enter into a Trust Agreement with such Trustee as it may determine, creating a Trust for the purpose of providing benefits under the Plan, in such form and containing such provisions as the Company may deem appropriate. All contributions made by the Company under the Plan shall be held, managed and invested by the Trustee in accordance with the provisions of the Trust Agreement for the purposes contemplated by the Plan.
     10.02. Combined Trust. The Trust established pursuant to Section 10.01 may be utilized for the purpose of providing benefits under one or more other qualified plans maintained by the Company, and all references to the Trust under this Agreement shall refer to the portion of such combined Trust consisting of the assets of this Plan. In such event, the Trustee shall maintain adequate records to establish at all times the equitable share of the assets of the combined Trust allocable to this Plan. Such assets shall be used solely to provide benefits under, and expenses and other charges properly allocable to the Plan, and shall not be used for the payment of benefits under, or expenses or other charges properly allocable to, any other plan.
     10.03. Transfer from Other Plans. With the approval of the Trustee, the Company may have assets of any other plan maintained by it or another employer which satisfies the requirements of Section 401(a) of the Code transferred to the Trust and consolidated with assets of this Plan. Any such transfer shall be accompanied by the transfer of such existing records and information as determined by the Trustee to be necessary for the proper administration of the Plan.

ARTICLE XI — THE COMPANY
     11.01. No Contract of Employment. Neither this Plan nor the Trust shall be construed as creating any contract of employment between the Company and any Participant, Employee, or other person, and nothing herein contained shall give any person the right to be retained in the employ of the Company or otherwise restrain the Company’s right to deal with its employees, including Participants and Employees, and their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Trust did not exist.
     11.02. No Contract to Maintain Plan. The Company by the creation of the Plan does not enter into any agreement to maintain the Plan or to make any future contributions thereto or reimbursement of expenses incurred hereunder. Each contribution by the Company shall be voluntary, and the Company reserves the right to suspend payment of its contributions hereunder, and no party hereto or Participant or any other person shall have any cause or right of action against the Company by reason of any failure by the Company to make contributions to the Trust, or by reason of any action by the Company in terminating the Plan and Trust.
     11.03. Liability of the Company. Subject to its agreement to indemnify the members of the Committee as provided in Section 9.09, neither the Company nor any person acting in behalf of the Company shall be liable for any act or omission on the part of any member of the Committee, or on the part of the Trustee, or for any act performed or the failure to perform any act by any person with respect to the Plan, or the Trust, the Company’s only duty being to use reasonable care in the selection and retention of the Trustee and the members of the Committee.
     11.04. Action by the Company. Whenever under the terms of this Plan the Company is permitted or required to take any action, such action shall be taken by the Board of Directors, or any duly authorized committee thereof, or by any officer of the Company thereunto duly authorized, by the Board of Directors or otherwise. In such event, any such officer may certify to the Committee or the Trustee or any other person the taking of such action and the name or names of the officers so authorized, including himself or herself. The execution of any direction, document, or certificate on behalf of the Company by any of its officers shall constitute a certification of the authority of such officer with respect thereto, and the Committee, the Trustee, or other person shall be protected in accepting and relying upon any such direction, document, or certificate and are released from inquiry into the authority of any officer of the Company.
     11.05. Successor to Business of the Company. Unless this Plan and the Trust be sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust by executing an appropriate supplementary agreement and such successor shall ipso facto succeed to all the rights, powers, and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purposes hereunder.
     11.06. Dissolution of the Company. If the Company is dissolved by reason of bankruptcy or insolvency or otherwise, without any provision being made for the continuation of this Plan and the Trust by a successor to the business of the Company, the Plan and the Trust shall terminate, and the Trustee shall proceed in the same manner as though the Plan and the Trust were being terminated by the Company as provided in Section 8.03.

ARTICLE XII — ADDITIONAL PARTICIPATING COMPANIES
     12.01. Participation. Any subsidiary or affiliate of the Company may, with the consent of the Company, become a participating employer by action of the board of directors of such subsidiary or affiliate adopting the Plan and Trust Agreement as a Plan and Trust Agreement for the benefit of its employees. Any such additional participating employer is hereinafter referred to in this Article XII as a “Participating Subsidiary.”
     12.02. Effective Date. The participation of any Participating Subsidiary shall take effect as of the date of its action to adopt the Plan and Trust Agreement or such other date as it may specify with the Company’s approval.
     12.03. Administration. Each Participating Subsidiary shall be deemed the “Company” and shall have and exercise all the rights, powers, and duties thereof with respect to the Plan as applied to itself and its employees and that part of the Trust which represents Accounts of Participants employed by it. Subject to Section 12.04, each Participating Subsidiary hereby authorizes The Stride Rite Corporation to exercise on its behalf all such rights, powers, and duties, including amendment or termination of the Plan, appointment of the Trustee and the members of the Committee, and serving as the “plan administrator” of the Plan for purposes of ERISA. Each participating employer, including the Company and each Participating Subsidiary, shall make contributions hereunder on behalf of its employees in accordance with Article IV.
     12.04. Termination. If the Plan shall be terminated by any one Participating Subsidiary, the Trust shall be valued and the Accounts of all Participants adjusted pursuant to Section 5.06 and assets representing the Accounts of all Participants employed by such Participating Subsidiary shall be segregated into a separate trust and held subject to the provisions of the Plan, and all rights, powers, and duties of the Company with respect to such separate trust shall be exercised by such Participating Subsidiary.

ARTICLE XIII — TOP-HEAVY PROVISIONS
     13.01. General Rule. For any Plan Year for which this Plan is a “top-heavy plan” as defined in Section 13.03 below, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the minimum contribution provisions set by Section 13.02.
     13.02. Minimum Contribution Provisions. Each Participant who is a non-key employee (as defined in Section 13.06 below) and who is an Employee as of the last day of such Plan Year shall be entitled to a minimum contribution equal to the lesser of (a) three percent (3%) of such Participant’s compensation for such Plan Year, or (b) the percentage at which contributions are made for the key employee (as defined in Section 13.05 below) for whom such percentage is the highest for such Plan Year; provided, if such Participant is also a non-key employee covered under a top-heavy defined benefit plan maintained by the Company or an Affiliated Company, such Participant shall be entitled to a minimum benefit under such defined benefit plan instead of the minimum contribution described in this Section 13.02. For purposes of this Section 13.02, “compensation” shall be determined within the meaning of Section 415 of the Code as described in Section 6.05; provided, however, compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). Effective for purposes of determining whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for Plan Years beginning after December 31, 2001 in which the Plan is determined to be top-heavy, additional Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to additional Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Additional Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
     13.03. Top-Heavy Plan Definition. This Plan shall be a “top-heavy plan” for any Plan Year if, as of the determination date (as defined in Section 13.03(a) below), the sum of all Accounts under the Plan for Participants (including former Participants) who are Key Employees (as defined in Section 13.05 below) exceeds sixty percent (60%) of the sum of all Accounts under the Plan for all Participants (excluding the Accounts of Former Key Employees) unless the Plan is part of an aggregation group or if this Plan is part of an aggregation group (as defined in Section 13.03(b) below) which for such Plan Year is a “top-heavy group” (as defined in Section 13.03(c) below). Solely for purposes of this Section 13.03, a Participant’s Account shall include any distribution made in the five (5) year period (one (1) year period effective January 1, 2002) ending on the determination date, and any contribution due but unpaid as of the determination date.
          (a) “Determination date” means for any Plan Year the last day of the immediately preceding Plan Year; provided, the determination date for the first Plan Year shall be the last day of such first Plan Year. If two or more plans are being aggregated, they shall be aggregated by adding together the results for each plan as of the determination dates for such plans that fall within the same calendar year.
          (b) “Aggregation group” means the group of plans, if any, that includes the group of plans that are required to be aggregated and, if the Committee so elects, the group of plans that are permitted to be aggregated.
          (i) The group of plans that are required to be aggregated (the “required aggregation group”) includes:

          (A) each plan (including any terminated plan maintained within the five (5) year period (one (1) year period effective January 1, 2002) ending on the determination date) of the Company and of any Affiliated Company in which a Key Employee is a member, and
          (B) each other plan (including any terminated plan maintained within the five (5) year period (one (1) year period effective January 1, 2002) ending on the determination date) of the Company and any Affiliated Company which enables a plan in which a Key Employee is a member to meet the requirements of either Section 401(a)(4) or Section 410 of the Code.
          (ii) The plans that are permitted to be aggregated (the “permissive aggregation group”) include any plan that is not part of the “required aggregation group” that the Committee certifies as constituting a plan within the “permissive aggregation group.” Such plans may be added to the “permissive aggregation group” only if, after the addition, the “aggregation group” as a whole continues to meet the requirements of both Section 401(a)(4) and Section 410 of the Code.
          (c) “Top-heavy group” means the “aggregation group” if, as of the applicable determination date, the sum of the present value of the accrued benefits for Key Employees under all defined benefit plans included in the “aggregation group” plus the aggregate of the Accounts of Key Employees under all defined contribution plans included in the “aggregation group” exceeds sixty percent (60%) of the sum of the present value of the accrued benefits for all Key Employees and Non-Key Employees under all such defined benefit plans plus the aggregate Accounts for all Key Employees and Non-Key Employees under such defined contribution plans. Solely for purposes of this subsection (c), the accrued benefits of Non-Key Employees shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company and any Affiliated Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.
     For purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, the present values of accrued benefits and the amounts of account balances of a Participant as of the determination date shall be increased by the distributions made with respect to the Participant under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one year period.” The accrued benefits and accounts of any individual who has not performed services for the employer during the one year period ending on the determination date shall not be taken into account.
          (d) In determining whether this Plan constitutes a “top-heavy plan,” the Committee shall follow the rules set forth in Section 416 of the Code and regulations pertaining thereto.
     13.04. Former Key Employee. The term “Former Key Employee” means any person presently or formerly employed by an Affiliated Company (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for an Affiliated Company at any time during the one-year period ending on the determination date (and the Beneficiaries of any such person) shall not be considered a Former Key Employee.
     13.05. Key Employee. The term “Key Employee” means any person presently or formerly employed by an Affiliated Company (and the Beneficiaries of such person) who is a “key employee” as that term is defined in Section 416(i) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for an Affiliated Company at any time during the one-year period ending on the determination date (and the Beneficiaries of any such person) shall not be considered a Key Employee.
     13.06. Non-Key Employee. The term “Non-Key Employee” means any person presently or formerly employed by an Affiliated Company (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that a person who has not performed any services for an Affiliated Company at any time during the one-year period ending on the determination date (and the Beneficiaries of any such person) shall not be considered a Non-Key Employee.
     13.07. Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article XIII shall cease to apply to the Plan effective as of the day following the determination date on which it is determined to no longer be top-heavy.

ARTICLE XIV — MISCELLANEOUS
     14.01. Spendthrift Provision. To the maximum extent permitted by law, it is a condition of the Plan, to which all rights of each Participant shall be subject, that no beneficial right or interest of any Participant in the Plan or in the Trust shall be assignable or transferable in whole or in part, either directly or indirectly, by operation of law or otherwise, including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, alienation, transfer, encumbrance, mortgage, or in any other manner, but excluding devolution by death or acquisition by a guardian or committee of a mental incompetent, and no rights or interest of any Participant in the Plan or in the Trust shall be liable for or subject to any obligation or liability of such Participant except (a) as provided by Section 401(a)(13)(C) of the Code with respect to judgments, orders, and decrees issued, and settlement agreements entered into, on and after August 5, 1997, and (b) obligations of a Participant under a qualified domestic relations order (as described in Section 414(p) of the Code) or obligations to the Trust pursuant to Section 7.09.
     14.02. Appointment of Person to Receive Payment. Upon the appointment by a court having jurisdiction of a legal representative for a Participant or Beneficiary, following a judicial determination that such Participant or Beneficiary is of unsound mind, any payment or distribution hereunder shall thereafter be made to such legal representative. In the event any amount shall become payable hereunder to any person (or the Beneficiary or estate of such person), and if after written notice from the Trustee mailed to such person’s last known address as shown on the Committee’s records, such person or personal representative shall not have presented himself to the Trustee or notified the Trustee in writing of his address within one (1) year after the mailing of such notice, then the Committee may in its discretion appoint one or more of the spouse and blood relatives of such person to receive such amount, including any amount thereafter becoming due to such person (or estate), in the proportions determined by them. Any action of the Committee hereunder shall be binding and conclusive upon all persons.
     14.03. Construction. In any question of interpretation or other matter of doubt, the Trustee, the Committee, and the Company may rely upon the opinion of counsel for the Company or any other attorney at law designated by the Company with the approval of the Trustee. The provisions of this Agreement shall be construed, administered, and enforced according to the laws of the United States and, to the extent permitted by such laws, by the laws of the Commonwealth of Massachusetts. All contributions to the Trust shall be deemed to be made in the Commonwealth of Massachusetts.
     14.04. Impossibility of Performance. In case it becomes impossible for the Company, the Committee, or the Trustee to perform any act under this Plan and Trust, that act shall be performed which in the judgment of the Committee will most nearly carry out the intent and purpose of this Plan and Trust. All parties to this Agreement or in any way interested in this Plan and Trust shall be bound by any acts performed under such condition.
     14.05. Definition of Words. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.
     14.06. Titles. The titles of articles and sections are included only for convenience and shall not be construed as a part of this Agreement or in any respect affecting or modifying its provisions.
     14.07. Merger or Consolidation. In the event that this Plan is merged with or consolidated with any other plan, or the assets or liabilities accrued under this Plan are transferred to any other plan, each Participant’s benefit under such other plan shall be at least as great immediately after such merger, consolidation, or transfer (if such plan were then to terminate) as the benefit to which such Participant would have been entitled under this Plan immediately before such merger, consolidation, or transfer (if the Plan were then to terminate).
     14.08. Claims Procedure.
          (a) If a Participant, Beneficiary, alternate payee, or their authorized representative (hereinafter the “Claimant”) asserts a right to a benefit under the Plan which has not been received, the Claimant must file a claim for such benefit with the Committee on forms provided by the Committee.
     Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. If special circumstances apply, the 90-day period may be extended by an additional 90 days; provided, written notice of the extension is provided to the Claimant during the initial 90-day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision on the claim.
     If the Committee wholly or partially denies the claim, the Committee shall provide written notice to the Claimant within the time limitations of the immediately preceding paragraph. Such notice shall set forth:
          (i) the specific reasons for the denial of the claim;
          (ii) specific reference to pertinent provisions of the Plan on which the denial is based;
          (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary;

          (iv) a description of the Plan’s claims review procedures, and the time limitations applicable to such procedures; and
          (v) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA if the claim denial is appealed to the Committee and the Committee fully or partially denies the claim.
          (b) A Claimant whose application for benefits is denied may request a full and fair review of the decision denying the claim by filing, in accordance with such procedures as the Committee may establish, a written appeal which sets forth the documents, records and other information relating to the claim within 60 days after receipt by the Claimant of the notice of the denial from the Committee. In connection with such appeal and upon request by the Claimant, a Claimant may review (or receive free copies of) all documents, records or other information relevant to the Claimant’s claim for benefit, all in accordance with such procedures as the Committee may establish. If a Claimant fails to file an appeal within such 60-day period, he shall have no further right to appeal.
          (c) A decision on the appeal by the Committee shall include a review by the Committee that takes into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination. The Committee shall render its decision on the appeal not later than 60 days after the receipt by the Committee of the appeal. If special circumstances apply, the 60-day period may be extended by an additional 60 days; provided, written notice of the extension is provided to the Claimant during the initial 60-day period and such notice indicates the special circumstances requiring an extension of time and the date by which the Committee expects to render its decision on the claim on appeal. In the event that the Committee extends the determination period on appeal due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on appeal shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.
     The Committee has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the Committee decides in its discretion that the Claimant is entitled to such benefits. The decision of the Committee shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Company and the Claimant.
     If the Committee wholly or partly denies the claim on appeal, the Committee shall provide written notice to the Claimant within the time limitations described above. Such notice shall set forth:
          (i) the specific reasons for the denial of the claim;
          (ii) specific reference to pertinent provisions of the Plan on which the denial is based;
          (iii) a statement of the Claimant’s right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and
          (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

          (d) In no event may a claim for benefits be filed by a Claimant more than 120 days after the applicable “Notice Date,” as defined in (i) through (iv) below.
          (i) In any case where benefits are paid to the Claimant as a lump sum, the Notice Date shall be the date of payment of the lump sum.
          (ii) In any case where benefits are paid to the Claimant in the form of an annuity or in installments, the Notice Date shall be the date of the first payment.
          (iii) In any case where the Committee (prior to the filing of a claim for benefits under this Section 14.08) determines that an individual is not entitled to benefits from the Plan and the Committee provides written notice to such individual of its determination, the Notice Date shall be the date of the individual’s receipt of such notice.
          (iv) In any case where the Committee provides an individual, in connection with a distributable event under the Plan, a written statement of his or her vested account balance as of a specific date, the Notice Date shall be the latest date of the individual’s receipt of such notice.
          (e) In no event may any legal proceeding regarding entitlement to benefits or any aspect of benefits under the Plan be commenced later than the earliest of (i) two (2) years after the applicable Notice Date; or (ii) one (1) year after the date a claimant receives a decision from the Committee regarding his appeal; or (iii) the latest date otherwise prescribed by applicable law. In addition, no action at law or in equity shall be brought to recover under the Plan prior to the expiration of 60 days after receipt by the Claimant of the written decision regarding the Claimant’s request for review under the claims procedure.

     14.09. Special Disability Provisions.
          (a) Notwithstanding anything herein, if a Claimant is denied a benefit because he or she is determined not to be disabled and he or she makes a claim pursuant to such denial, the provisions of this Section 14.09 shall apply. Upon receipt of a claim, the reply period shall be forty-five (45) days. If, prior to the end of such 45-day period, the claims reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be rendered, the period for making the determination may be extended for up to thirty (30) days, and the claims reviewer shall notify the Claimant, prior to the expiration of such 45-day period, of the circumstances requiring an extension and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the claims reviewer determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, and the claims reviewer shall notify the Claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date by which the Plan expects to render a decision. In the case of any extension described in this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues, and the Claimant shall be afforded forty-five (45) days within which to provide the specified information. If information is requested, the period for making the benefit determination shall be tolled from the date on which notification of an extension is sent to the Claimant until the date on which the Claimant responds to the request for information.
          (b) Within one hundred eighty (180) days after receiving the written notice of an adverse disposition of the claim, the Claimant may request in writing, and shall be entitled to,

a review of the benefit determination. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Plan shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal nor the subordinate of any such individual. The medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s adverse benefit determination will be identified to the Claimant. If the Claimant does not request a review within one hundred eighty (180) days after receiving written notice of the original’s disposition of the claim, the Claimant shall be deemed to have accepted the original written disposition.
          (c) A decision on review shall be rendered in writing by the Plan within a reasonable period of time, but ordinarily not later than forty-five (45) days after receipt of the Claimant’s request for review by the Plan, unless the Plan determines that special circumstances require an extension of time for processing the claim. If the Plan determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial forty-five (45) day period. In no event shall such extension exceed a period of forty-five (45) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. In the event the extension is due to a Claimant’s failure to submit information necessary to decide the claim, the Claimant shall be afforded forty-five (45) days within which to provide the specified information, and the period for making the benefit determination on review shall be tolled from the date on which notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
          (d) In the case of an adverse benefit determination on review, in addition to the information described above, the notice shall state: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”
     14.10. Special Provisions for Certain Leased Employees. A “leased employee” shall receive credit for Hours of Service for the entire period during which he is a leased employee of the Company as if he were an Employee of the Company; provided, however, a leased employee shall not be an Employee eligible to participate in the Plan as long as he remains a leased employee. For purpose of this Section 14.10, the term leased employee means any person (a) who is not an Employee of the Company or an Affiliated Company and (b) who pursuant to an agreement between the Company or an Affiliated Company and any other person (a “leasing organization”) has performed services for the Company or an Affiliated Company on a substantially full-time basis for a period of at least one (1) year and such services are performed under the primary direction or control by the Company. Notwithstanding the foregoing, if leased employees constitute less than twenty percent (20%) of the Company’s or Affiliated Company’s non-highly compensated workforce within the meaning of Section 414(n)(5) of the Code, a person who is covered by a money purchase pension plan maintained by the leasing organization which provides a non- integrated employer contribution rate of at least ten percent (10%) of compensation, immediate participation, and full vesting shall not be considered a leased employee. In the case of a leased employee or an Employee, Years of Vesting Service shall be determined by taking into account any period for which the individual would have been a leased employee but for the fact that he or she had not performed services for the Company or an Affiliated Company on a substantially full-time basis for a period of at least one year. A transfer from the status of an employee of the Company to that of a leased employee shall not be considered a termination of employment under the Plan. An individual who has such a transfer shall not have a termination of employment until he or she ceases to be an employee of the Company and all Affiliated Companies and is no longer a leased employee.
     14.11. Execution of Plan. This Plan may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.
     14.12. USERRA. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.
     14.13. Death During Qualified Military Service. Effective January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s spouse or beneficiary is entitled to any benefits (other than benefit accruals relating to the period of qualified military service), and the rights and features accompanying those benefits, that would have been provided under the Plan had the Participant been reemployed by the Company or an Affiliated Company and separated from service on account of death.
     14.14. Venue for Litigation. Any cause of action brought by a Claimant, Eligible Employee, Participant, former Eligible Employee, former Participant or any beneficiary of such an individual involving benefits under the Plan shall be filed and conducted exclusively in the federal courts in the District of Kansas.

     14.15. Acquisition Of Assets. If the Plan Sponsor acquires the assets (through purchase, merger or otherwise) of any other entity and hires persons who had been employed by such entity, the division or other subgroup in which such persons are employed shall be excluded from the groups included in the definition of “Eligible Employee” unless the Plan Sponsor communicates to such division or subgroup that such division or subgroup is accruing benefits under the Plan.
     14.16. Contribution On Behalf Of Affiliated Company. If an Affiliated Company contributes to the Plan and the contribution is accepted by the Plan with the consent of the Plan Sponsor, the Affiliated Company will be deemed to have adopted the Plan with the consent of the Plan Sponsor with respect to the category of employees on behalf of whom the contribution was made.
     14.17. Separability Of Provisions. If any provision of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.
     14.18. Service Of Process. The Company or the Committee shall constitute the Plan’s agent for service of process.

ARTICLE XV — MINIMUM DISTRIBUTION REQUIREMENTS
     15.01. General Rules.
          (a) Effective Date. The provisions of this Article XV will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.
          (b) Coordination with Minimum Distribution Requirements Previously in Effect. Required minimum distributions for 2002 under this Article XV will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the adoption date of this Article XV equals or exceeds the required minimum distributions determined under this Article XV, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the adoption date of this Article XV is less than the amount determined under this Article XV, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article XV.
          (c) Precedence. The requirements of this Article XV will take precedence over any inconsistent provisions of the Plan.
          (d) Requirements of Treasury Regulations Incorporated. All distributions required under this Article XV will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.
          (e) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article XV, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal

Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
     15.02. Time and Manner of Distribution.
     (a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
     (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
          (i) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
          (ii) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
          (iii) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

          (iv) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 15.02(b), other than Section 15.02(b)(i), will apply as if the surviving spouse were the Participant.
     For purposes of this Section 15.02(b) and Section 15.04, unless Section 15.02(b)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 15.02(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 15.02(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 15.02(b)(i)), the date distributions are considered to begin is the date distributions actually commence.
          (c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 15.03 and 15.04 of this Article XV. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
     15.03. Required Minimum Distributions During Participant’s Lifetime.
          (a) Amount of Required Minimum Distribution for each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

          (i) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
          (ii) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
          (b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 15.03 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
     15.04. Required Minimum Distributions After Participant’s Death.
          (a) Death On or After Date Distributions Begin.
          (i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

          (A) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          (B) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.
          (C) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
          (ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          (b) Death Before Date Distributions Begin.

          (i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 15.04(a).
          (ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
          (iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 15.02(b)(i), this Section 15.04(b) will apply as if the surviving spouse were the Participant.
     15.05. Definitions.
          (a) Designated Beneficiary. The individual who is designated as the “Beneficiary” under Section 7.04 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, of the Treasury regulations.
          (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first

Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 15.02(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
          (c) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
          (d) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
          (e) Required Beginning Date. The date specified in Section 7.07(d)(ii) of the Plan.
     15.06. 2009 RMDs. Notwithstanding anything to the contrary in this Article XV, a Participant, a Participant’s surviving spouse or a Participant’s sole designated beneficiary who would have been required to receive required minimum distributions under this Article XV for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (a) equal to the 2009 RMDs or (b) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years, will not receive those distributions for 2009 unless the Participant or the Participant’s designated beneficiary chooses to receive such distributions. Participants and designated beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 7.14, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs will be treated as eligible rollover distributions.

COLLECTIVE BRANDS PERFORMANCE + LIFESTYLE GROUP

EMPLOYEE SAVINGS & INVESTMENT PLAN

APPENDIX A
Limitation on Tax Deferred Contributions
     The amount of Tax Deferred Contributions made by the Company during the Plan Year commencing on January 1, _____ on behalf of a Participant who is a Highly Compensated Employee shall not exceed $_________.

EXHIBIT A
COLLECTIVE BRANDS PERFORMANCE + LIFESTYLE GROUP
EMPLOYEE SAVINGS & INVESTMENT PLAN
Applicable to Certain Individuals
Who Were Participants in the
Saucony, Inc. 401(k) Plan (“Saucony Plan”)
as of September 16, 2005 and December 31, 2005
     The provisions of this Exhibit A shall apply to those individuals covered herein and shall be made part of the Collective Brands Performance + Lifestyle Group Employee Savings & Investment Plan (the “Plan”), as amended and restated effective January 1, 2001, and as subsequently amended, with respect to such individuals.
     1. All individuals who were eligible to participate in the Saucony Plan (“Former Saucony Employees”) on September 16, 2005 shall not be eligible to participate in this Plan until January 1, 2006 and then only to the extent provided herein.
     2. All Former Saucony Employees who are employed in one of the “Specified Groups” (as defined below) on December 31, 2005 shall be eligible to participate in this Plan effective January 1, 2006, subject to the terms and conditions of this Plan. For this purpose, the “Specified Groups” include the following:
A.	All Lexington, Massachusetts Based Associates
B.	All Field Sales Associates
C.	All Distribution Associates
D.	All Richmond Customer Service Employees
E.	All Regional Retail Vice Presidents
F.	All Retail District Managers
G.	All Peabody, Massachusetts Based Employees (including Customer Service)
H.	All Peabody, Massachusetts Based Distribution Employees
I.	All Western Massachusetts Based Distribution Employees
J.	All Sales Teams
K.	All Union Employees

     3. For eligibility and vesting purposes, Former Saucony Employees shall receive service under the Plan from their date of hire by Saucony, Inc.
     4. All Former Saucony Employees shall remain vested in the vested portion of their Accounts attributable to Matching Contributions and Employer Profit Sharing Contributions (if applicable).
     5. All Former Saucony Employees shall continue to vest in the unvested portion of their Accounts attributable to Matching Contributions and Employer Profit Sharing Contributions (if applicable) contributed to their Accounts on or prior to December 31, 2005 in accordance with the vesting schedule specified in the Saucony Plan (i.e., a three-year graded vesting schedule).
     6. All Former Saucony Employees (other than union employees covered by the Teamsters Local 25 collective bargaining agreement at the Peabody Warehouse (the “Peabody Union Employees”)) shall vest in the portion of their Accounts attributable to Matching Contributions contributed to their Company Account on or after January 1, 2006 in accordance with the vesting schedule specified in Section 7.05 of this Plan.
     7. All Peabody Union Employees shall vest in the portion of their Accounts attributable to Matching Contributions contributed to their Company Account on or after January 1, 2006 in accordance with the vesting schedule specified in the Saucony Plan (i.e., a three-year graded vesting schedule).
     8. Notwithstanding the foregoing, in the event that a Former Saucony Employee’s employment is terminated in connection with a reduction in force related to the merger of Saucony, Inc. and The Stride Rite Corporation, such a Former Saucony Employee shall become 100% vested in all of his Accounts.

     9. If a withdrawal under the Plan by a Former Saucony Employee is made with respect to an account subject to a graded vesting schedule and such account was not 100% vested at the time of such withdrawal, then the Company shall separately record the portion of such account that was not vested at the time of the withdrawal, and the vested amount of such portion from time to time shall equal an amount (“X”) determined by the following formula:
     X = P(AB + (R X D)) — (R X D)
     For purposes of applying such formula: “P” is the vested percentage at the relevant time; “AB” is the account balance at the relevant time; “D” is the amount previously withdrawn by the Participant; and “R” is the ratio of the account balance at the relevant time to the account balance after the withdrawal.

     IN WITNESS WHEREOF the Company, by its duly authorized officer, has caused these presents to be signed and its corporate seal affixed, this 21st day of July, 2011.

THE STRIDE RITE CORPORATION
By:	/s/ Sally J. Burk
	Name:	Sally Burk
	Title:	Vice President

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